                                                                     Exhibit 2.1
                                                                [EXECUTION COPY]



                         AGREEMENT AND PLAN OF MERGER

                                  dated as of

                              September 25, 1998

                                     among

                       TM TRANSITORY MERGER CORPORATION,

                                  TISM, INC.

                                      and

                              THOMAS S. MONAGHAN,
                          Individually and as Trustee
                    of The Thomas S. Monaghan Living Trust

                               TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----

                                   ARTICLE 1
                                   ---------
                                  DEFINITIONS
                                  -----------

     Section 1.01.  Definitions......................................    1
                                                                         -

                                   ARTICLE 2
                                   ---------
                                  THE MERGER
                                  ----------

     Section 2.01.  The Merger.......................................    7
                                                                         -
     Section 2.02.  Conversion (and Retention) of Shares.............    8
                                                                         -
     Section 2.03.  Escrow Account; Closing..........................    8
                                                                         -
     Section 2.04.  Surrender and Payment............................    8
                                                                         -
     Section 2.05.  Closing Balance Sheet............................    8
                                                                         -
     Section 2.06.  Adjustment of Purchase Price.....................   11
                                                                        --
     Section 2.07.  Dissenting Shares................................   12
                                                                        --

                                   ARTICLE 3
                                   ---------
                           THE SURVIVING CORPORATION
                           -------------------------

     Section 3.01.  Articles of Incorporation........................   12
                                                                        --
     Section 3.02.  Bylaws...........................................   13
                                                                        --
     Section 3.03.  Directors and Officers...........................   13
                                                                        --

                                   ARTICLE 4
                                   ---------
                    REPRESENTATIONS AND WARRANTIES OF TISM
                    --------------------------------------

     Section 4.01.  Corporate Existence and Power....................   13
                                                                        --
     Section 4.02.  Corporate Authorization..........................   13
                                                                        --
     Section 4.03.  Governmental Authorization.......................   13
                                                                        --
     Section 4.04.  Noncontravention.................................   14
                                                                        --
     Section 4.05.  TISM.............................................   14
                                                                        --
     Section 4.06.  Ownership of Capital Stock of the Company........   15
                                                                        --
     Section 4.07.  Subsidiaries.....................................   15
                                                                        --
     Section 4.08.  Financial Statements.............................   15
                                                                        --
     Section 4.09.  Absence of Certain Changes.......................   16
                                                                        --
     Section 4.10.  No Undisclosed Material Liabilities..............   17
                                                                        --
     Section 4.11.  Intercompany Accounts............................   18
                                                                        --
     Section 4.12.  Material Contracts...............................   18
                                                                        --
     Section 4.13.  Litigation.......................................   20
                                                                        --

                                                                      PAGE
                                                                      ----
     Section 4.14.  Compliance with Laws and Court Orders............   20
                                                                        --
     Section 4.15.  Properties.......................................   21
                                                                        --
     Section 4.16.  Facilities.......................................   21
                                                                        --
     Section 4.17.  Intellectual Property............................   22
                                                                        --
     Section 4.18.  Insurance Coverage...............................   23
                                                                        --
     Section 4.19.  Finders' Fees....................................   23
                                                                        --
     Section 4.20.  Employees........................................   23
                                                                        --
     Section 4.21.  Labor Matters....................................   23
                                                                        --
     Section 4.22.  Environmental Matters............................   24
                                                                        --
     Section 4.23.  Suppliers........................................   25
                                                                        --
     Section 4.24.  No Material Misstatements........................   25
                                                                        --
     Section 4.25.  Purchase for Investment..........................   25
                                                                        --

                            ARTICLE 5
                            ---------
             REPRESENTATIONS AND WARRANTIES OF BUYER
             ---------------------------------------

     Section 5.01.  Corporate Existence and Power....................   25
                                                                        --
     Section 5.02.  Corporate Authorization..........................   26
                                                                        --
     Section 5.03.  Governmental Authorization.......................   26
                                                                        --
     Section 5.04.  Noncontravention.................................   26
                                                                        --
     Section 5.05.  Financing........................................   26
                                                                        --
     Section 5.06.  Purchase for Investment..........................   27
                                                                        --
     Section 5.07.  Litigation.......................................   28
                                                                        --
     Section 5.08.  Finders' Fees....................................   28
                                                                        --
     Section 5.09.  Inspections; No Other Representations............   28
                                                                        --
     Section 5.10.  Retained Interest................................   28
                                                                        --

                           ARTICLE 6
       COVENANTS OF TISM AND THE PRINCIPAL STOCKHOLDER
       -----------------------------------------------

     Section 6.01.  Conduct of the Company..........................    29
                                                                        --
     Section 6.02.  Access to Information; Confidentiality..........    30
                                                                        --
     Section 6.03.  Notices of Certain Events.......................    30
                                                                        --
     Section 6.04.  Noncompetition..................................    30
                                                                        --
     Section 6.05.  The Option......................................    32
                                                                        --
     Section 6.06.  Stockholder Consent.............................    32
                                                                        --
     Section 6.07.  Escrow Agreement................................    32
                                                                        --
     Section 6.08.  Lease Agreement.................................    32
                                                                        --
     Section 6.09.  Consulting Agreement............................    32
                                                                        --
     Section 6.10.  TISM Financial Information......................    32
                                                                        --
     Section 6.11.  Confidentiality.................................    33
                                                                        --

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                                                                      PAGE
                                                                      ----
     Section 6.12.  Closing Debt Amount; Company Transaction
                     Expenses.......................................    33
                                                                        --

                                   ARTICLE 7
                                   ---------
                              COVENANTS OF BUYER
                              ------------------

     Section 7.01.  Confidentiality.................................    34
                                                                        --
     Section 7.02.  Access..........................................    34
                                                                        --
     Section 7.03.  Financing.......................................    34
                                                                        --
     Section 7.04.  Escrow Agreement................................    35
                                                                        --
     Section 7.05.  Lease Agreement.................................    35
                                                                        --
     Section 7.06.  Consulting Agreement............................    35
                                                                        --
     Section 7.07.  Confirmation of Stock Consideration
                     Value Adjustment Amount........................    35
                                                                        --

                            ARTICLE 8
                            ---------
                   COVENANTS OF BUYER AND TISM
                   ---------------------------

     Section 8.01.  Best Efforts; Further Assurances................    35
                                                                        --
     Section 8.02.  Certain Filings.................................    36
                                                                        --
     Section 8.03.  Public Announcements............................    36
                                                                        --
     Section 8.04.  Intercompany Accounts...........................    36
                                                                        --
     Section 8.05.  Trademarks; Tradenames..........................    37
                                                                        --
     Section 8.06.  Transfer of Certain Assets......................    37
                                                                        --

                            ARTICLE 9
                            ---------
                           TAX MATTERS
                           -----------

     Section 9.01.  Tax Definitions.................................    38
                                                                        --
     Section 9.02.  Tax Representations.............................    38
                                                                        --
     Section 9.03.  Tax Covenants...................................    40
                                                                        --
     Section 9.04.  Cooperation on Tax Matters......................    42
                                                                        --
     Section 9.05.  Indemnification.................................    42
                                                                        --

                           ARTICLE 10
                           ----------
                        EMPLOYEE BENEFITS
                        -----------------

     Section 10.01.  Employee Benefits Definitions..................    44
                                                                        --
     Section 10.02.  ERISA Representations..........................    45
                                                                        --
     Section 10.03.  Maintenance of Employee Benefits...............    46
                                                                        --
     Section 10.04.  Employee Agreements and Change of Control......    47
                                                                        --


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                                                                      PAGE
                                                                      ----
                           ARTICLE 11
                           ----------
                    CONDITIONS TO THE MERGER
                    ------------------------

     Section 11.01.  Conditions to Obligations of Buyer and TISM......  47
                                                                        --
     Section 11.02.  Conditions to Obligations of Buyer...............  48
                                                                        --
     Section 11.03.  Conditions to Obligations of TISM and the
                      Principal Stockholder...........................  49
                                                                        --

                      ARTICLE 12
                      ----------
               SURVIVAL; INDEMNIFICATION
               -------------------------

     Section 12.01.  Survival.........................................  50
                                                                        --
     Section 12.02.  Indemnification..................................  50
                                                                        --
     Section 12.03.  Procedures.......................................  51
                                                                        --
     Section 12.04.  Calculation of Damages...........................  52
                                                                        --
     Section 12.05.  Assignment of Claims.............................  53
                                                                        --
     Section 12.06.  Other Indemnification............................  53
                                                                        --
     Section 12.07.  Exclusivity......................................  54
                                                                        --
     Section 12.08.  Escrow Account...................................  55
                                                                        --

                      ARTICLE 13
                      ----------
                     TERMINATION
                     -----------

     Section 13.01.  Grounds for Termination..........................  55
                                                                        --
     Section 13.02.  Effect of Termination............................  56
                                                                        --

                      ARTICLE 14
                      ----------
                     MISCELLANEOUS
                     -------------

     Section 14.01.  Notices..........................................  56
                                                                        --
     Section 14.02.  Amendments and Waivers...........................  57
                                                                        --
     Section 14.03.  Expenses.........................................  57
                                                                        --
     Section 14.04.  Successors and Assigns...........................  57
                                                                        --
     Section 14.05.  Governing Law....................................  58
                                                                        --
     Section 14.06.  Jurisdiction.....................................  58
                                                                        --
     Section 14.07.  WAIVER OF JURY TRIAL.............................  58
                                                                        --
     Section 14.08.  Counterparts; Third Party Beneficiaries..........  58
                                                                        --
     Section 14.09.  Entire Agreement.................................  58
                                                                        --
     Section 14.10.  Captions, Etc....................................  59
                                                                        --
     Section 14.11.  Limitation on Remedies...........................  59
                                                                        --
     Section 14.12.  Disclosure Schedules.............................  59
                                                                        --

                                                                      PAGE
                                                                      ----
     Section 14.13.  Cooperation on Certain Matters...................  59
                                                                        --
     Section 14.14.  Timeliness of Performance........................  60
                                                                        --


EXHIBIT A - Form of Lease Agreement
EXHIBIT B - Term Sheet for Contingent Note
EXHIBIT C - Form of Escrow Agreement
EXHIBIT D - Term Sheet for Stockholders' Agreement
EXHIBIT E - Form of Consulting Agreement
EXHIBIT F - Balance Sheet

                         AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER dated as of September 25, 1998 among TM Transitory Merger Corporation, a Michigan corporation ("BUYER"), TISM, Inc., a Michigan corporation ("TISM") and Mr. Thomas S. Monaghan (the "PRINCIPAL STOCKHOLDER"), individually and as trustee of The Thomas S. Monaghan Living Trust.


                        W  I  T  N  E  S  S  E  T  H :

     WHEREAS, TISM is the record and beneficial owner of 100% of the outstanding common stock of Domino's Pizza, Inc., a Michigan corporation (the "COMPANY");

     WHEREAS, it is intended that the Merger (as defined in Section 2.01) be
                                                                    ----
recorded as a recapitalization for financial reporting purposes;

     WHEREAS, Domino's Farms Office Park Limited Partnership ("DOMINO'S FARMS"), an affiliate of TISM, is the owner of certain real property and related assets and has agreed to lease a portion of such property to the Company following the Merger, and Buyer has agreed that the Company shall lease a portion of such property from Domino's Farms, pursuant to a lease agreement (the "LEASE AGREEMENT") between the Company and Domino's Farms in the form attached as Exhibit A hereto;

     The parties hereto agree as follows:



                                   ARTICLE 1

                                  Definitions

     Section 1.0. Definitions. (a) The following terms, as used herein, have the following meanings:

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

     "AFFILIATE GROUP" means each Stockholder, each of Harry Silverman, Michael Soignet, Cheryl Bachelder, Gary McCausland, Stuart Mathis and Pat

Kelly, each Member of the Immediate Family of each of the foregoing and each Affiliate of each of the foregoing.

     "BALANCE SHEET" means the unaudited interim consolidated balance sheet of the Company and the Subsidiaries as of August 9, 1998, a copy of which is attached hereto as Exhibit F.

     "BALANCE SHEET DATE" means August 9, 1998.

     "CASH CONSIDERATION" means an amount equal to (i) the Net Purchase Price less $30,375,000 plus (ii) any additional amounts paid to the Principal Stockholder for distribution to the Stockholders pursuant to Section 2.06 or
                                                                     ----
9.03 hereof or under the Escrow Agreement, divided by the aggregate number of
----
shares of Common Stock outstanding as of the Effective Time.

     "CLOSING DATE" means the date on which the Effective Time occurs.

     "CLOSING DEBT AMOUNT" means the total Indebtedness of TISM, the Company and the Subsidiaries on a consolidated basis as of immediately prior to the Effective Time (including, without limitation, principal, any and all accrued but unpaid interest, and all prepayment premiums or penalties and expenses payable in connection with any repayment of Indebtedness contemplated hereby or otherwise required as a consequence of the consummation of the transactions contemplated by this Agreement and the Financing Agreements).

     "CODE" means the United States Internal Revenue Code of 1986, as amended.

     "COMMON STOCK" means the common stock, par value $0.01 per share, of TISM.

     "COMPANY TRANSACTION EXPENSES" means, collectively: (i) any and all legal, accounting, investment banking, financial advisory, brokerage and other fees and expenses incurred by TISM, the Company or any of the Subsidiaries (or for which any of them may become liable as a result of the actions of the Principal Stockholder, TISM, the Company or the Subsidiaries) in connection with this Agreement, the Merger or any of the other transactions contemplated hereby; and
(ii) any and all stay pay, completion bonus, success bonus, severance or other compensation obligations that are contingent upon, or may be or become payable as a result of, the consummation of the transactions contemplated by this Agreement that are incurred or assumed by TISM, the Company or any of the Subsidiaries (other than severance payments under (x) the Domino's Pizza, Inc. Retention Plan, (y) the separate Severance Agreements each dated as of August 4,

1998 between the Company and each of six (6) different executives, and (z) any other severance plan or policy of the Company or any Subsidiary furnished to Buyer except for plans at the store level involving immaterial amounts).

     "CONTINGENT NOTE" means a promissory note or notes of TISM payable to the Stockholders on substantially the terms set forth in Exhibit B hereto.

     "DISCLOSURE SCHEDULES" means the disclosure schedules provided to Buyer pursuant to this Agreement on or prior to the date hereof.

     "ESCROW AGENT" means the agent under the Escrow Agreement.

     "ESCROW AGREEMENT" means the escrow agreement among Buyer, the Principal Stockholder and the Escrow Agent substantially in the form of Exhibit C hereto.

     "GOVERNMENTAL ENTITY" means any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

     "INDEBTEDNESS" means all obligations: (i) for borrowed money (including, without limitation, principal, accrued but unpaid interest, prepayment premiums or penalties and expenses), (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred and paid in the ordinary course of business, but only to the extent that such payables or accruals are not interest-bearing), (iv) for deferred compensation (to the extent that such obligations exceed the value set aside in trusts therefor) calculated in accordance with generally accepted accounting principles, (v) under capital leases and (vi) to pay dividends or other distributions declared or set aside and not yet paid or to pay any amounts in respect of the redemption of any securities.

     "KNOWLEDGE OF TISM", "TISM'S KNOWLEDGE" or any other similar knowledge qualification in this Agreement means to the actual knowledge of Thomas Monaghan or of any of the following officers of the Company: Cheryl Bachelder, Executive Vice President -- Marketing and Product Research; Pat Kelly, Executive Vice President -- Corporate Operations; Stuart Mathis, Executive Vice President -- Franchise Operations; Gary McCausland, Executive Vice President -- International; Harry Silverman, Executive Vice President and Chief Financial Officer; Michael Soignet, Executive Vice President -- Distribution; Steven Benrubi, Vice President and Corporate Controller; Mike

Marcantonio, Vice President -- Tax; or Edwin Pear, counsel to the Company (as to matters relating to insurance, employee claims or franchise litigation).

     "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance in respect of such property or asset.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets or results of operations of TISM, the Company and the Subsidiaries, taken as a whole, except any such effect resulting from or arising in connection with
(i) changes or conditions affecting the quick service restaurant industry generally or (ii) changes in economic, regulatory or political conditions generally.

     "MERGER CONSIDERATION" means the Cash Consideration, the Stock Consideration and the Note Consideration.

     "MEMBERS OF THE IMMEDIATE FAMILY", with respect to any Person, means each member of the "immediate family" (as defined in Rule 16a-1 of the Securities Exchange Act of 1934 as in effect on the date hereof) of such Person and each other Person which is an "associate" (as defined in Rule 12b-2 of the Securities Exchange Act of 1934 as in effect on the date hereof) of any of the foregoing Persons.

     "NET PURCHASE PRICE" means (i) the Purchase Price minus (ii) the total Indebtedness of TISM, the Company and the Subsidiaries immediately prior to the Effective Time.

     "NOTE CONSIDERATION" means an interest in the Contingent Note in a proportion equal to one divided by the aggregate number of shares of Common Stock outstanding as of the Effective Time.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PURCHASE PRICE" means $962,500,000 plus or minus (as appropriate) the Stock Consideration Value Adjustment Amount (if any).

     "SHARES" means shares of Common Stock.

     "STOCK CONSIDERATION" means a number of shares of each class of Surviving Corporation Common Stock equal to (i) seven percent of the aggregate number of shares of such class of Surviving Corporation Common Stock outstanding immediately following the Effective Time (other than shares, if any, issued in connection with the debt Financing or any replacement debt financing) divided by
(ii) the aggregate number of shares of Common Stock outstanding as of the Effective Time.

     "STOCK CONSIDERATION VALUE ADJUSTMENT AMOUNT" means the amount, if any, by which the value of the aggregate Stock Consideration (based upon the per share price paid for such shares by affiliates of Bain Capital, Inc. in connection with the equity financing for the transactions contemplated hereby) exceeds or is less than $17.5 million.

     "STOCKHOLDERS" means the stockholders of TISM from time to time at or prior to the Effective Time.

     "STORE RATIONALIZATION PROGRAM" means the Company's Store Rationalization Program, a true and correct copy of which has been provided by the Company to the Buyer.

     "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company or TISM.

     "SURVIVING CORPORATION COMMON STOCK" means any class of common stock of the Surviving Corporation.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

     TERM                                       SECTION
     ----                                       -------
     Accounting Referee                           2.05
                                                  ----
     Base Capitalization Amount                   2.06
                                                  ----
     Benefit Arrangement                         10.01
                                                 -----
     Business                                     6.04
                                                  ----
     Buyer Subsidiary                             2.01
                                                  ----
     Closing Balance Sheet                        2.05
                                                  ----
     Closing Capitalization Amount                2.05
                                                  ----
     Company                                    Recitals
     Company Intellectual Property Rights         4.17
                                                  ----
     Confidential Supply Agreements               6.11
                                                  ----
     Confidentiality Agreement                    7.01
                                                  ----

     TERM                                       SECTION
     ----                                       -------
     Consulting Agreement                         6.09
                                                  ----
     Damages                                     12.02
                                                 -----
     December Balance Sheet                       4.08
                                                  ----
     Deferred Compensation Plans                 10.01
                                                 -----
     Dissenting Shares                            2.07
                                                  ----
     Domino's Farms                             Recitals
     Effective Time                               2.01
                                                  ----
     Employee Plan                               10.01
                                                 -----
     Environmental Law                            4.22
                                                  ----
     ERISA                                       10.01
                                                 -----
     ERISA Affiliate                             10.01
                                                 -----
     Escrow Account                               2.03
                                                  ----
     Facilities                                   4.16
                                                  ----
     Final Capitalization Amount                  2.06
                                                  ----
     Financial Statements                         4.08
                                                  ----
     Financing                                    5.05
                                                  ----
     Financing Agreements                         5.05
                                                  ----
     Financing Entities                           5.05
                                                  ----
     Franchisee                                   4.12
                                                  ----
     Franchise Agreements                         4.12
                                                  ----
     Hazardous Materials                          4.22
                                                  ----
     HSR Act                                      4.03
                                                  ----
     Indemnified Party                           12.03
                                                 -----
     Indemnifying Party                          12.03
                                                 -----
     Intellectual Property Right                  4.17
                                                  ----
     JPMSI                                        5.05
                                                  ----
     Laws                                         4.14
                                                  ----
     Lease Agreement                            Recitals
     Loss                                         9.05
                                                  ----
     Merger                                       2.01
                                                  ----
     Michigan Law                                 2.01
                                                  ----
     Morgan                                       5.05
                                                  ----
     Noncompete Consideration                     6.04
                                                  ----
     Option                                       4.05
                                                  ----
     Permitted Liens                              4.15
                                                  ----
     Phase Change Damages                        12.06
                                                 -----
     Potential Contributor                       12.05
                                                 -----
     Post-Closing Tax Period                      9.01
                                                  ----
     Pre-Closing Tax Period                       9.01
                                                  ----
     Required Amounts                             5.05
                                                  ----
     Retained Shares                              5.10
                                                  ----
     Returns                                      9.02
                                                  ----

     TERM                                       SECTION
     ----                                       -------
     Surviving Corporation                        2.01
                                                  ----
     Tax                                          9.01
                                                  ----
     Tax Benefit                                  9.05
                                                  ----
     Taxing Authority                             9.01
                                                  ----
     Third Party Claim                           12.03
                                                 -----
     Unaudited TISM Year End Financials           4.08
                                                  ----


                                   ARTICLE 2

                                  The Merger

     Section 2.01. The Merger. (a) At the Effective Time, Buyer shall be merged (the "MERGER") with and into TISM in accordance with the corporations law of the State of Michigan ("MICHIGAN LAW"), whereupon the separate existence of Buyer shall cease, and TISM shall be the surviving corporation (the "SURVIVING CORPORATION").

     (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, TISM and Buyer will file a certificate of merger with the Department of Consumer and Industry Services, Corporations, Securities and Land Development Bureau of Michigan and make all other filings or recordings required by Michigan Law in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Department of Consumer and Industry Services, Corporations, Securities and Land Development Bureau of the State of Michigan or at such later time as is specified in the certificate of merger (the "EFFECTIVE TIME").

     (c) Immediately following the Merger, the Surviving Corporation will cause a wholly owned indirect subsidiary of Buyer to be formed by Buyer ("BUYER SUBSIDIARY") to merge with and into the Company. The Company shall be the surviving corporation in such merger, and from and after the effective time thereof shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Buyer Subsidiary, all as provided under Michigan Law.

     (d) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of TISM and Buyer, all as provided under Michigan Law.

     Section 2.02.  Conversion (and Retention) of Shares.  At the Effective
Time:

          (i) each Share held by TISM as treasury stock as of immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

          (ii) each share of any class of common stock of Buyer outstanding immediately prior to the Effective Time shall be converted into and become one share of the corresponding class of Surviving Corporation Common Stock with the same rights, powers and privileges as the shares so converted; and

          (iii) each Share outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 2.02(a)(I) or as provided in
                                                    ----------
     Section 2.07 with respect to Shares as to which dissenters' rights have
             ----
     been exercised, be converted into the right to receive the Merger Consideration. Any additional cash amounts that become part of the Merger Consideration subsequent to the Effective Time shall be promptly distributed pro rata to the Stockholders.

     Section 2.03.  Escrow Account; Closing.  At the Effective Time, Buyer shall
(i) cause the Surviving Corporation to deposit with the Escrow Agent, in immediately available funds to an account mutually agreed by Buyer and TISM (the "ESCROW ACCOUNT") $30,375,000, to be held and distributed by the Escrow Agent as provided in the Escrow Agreement and (ii) deliver the remainder of the Net Purchase Price together with the Stock Consideration and the Note Consideration upon the surrender of Shares pursuant to Section 2.04.
                                                 ----

     Section 2.04. Surrender and Payment. Each holder of Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Surviving Corporation of a certificate or certificates representing such Shares, will be entitled to receive the Merger Consideration payable in respect of such Shares. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive such Merger Consideration. No interest will be paid or will accrue on any cash payable as Merger Consideration, except pursuant to the Escrow Agreement.

     Section 2.05. Closing Balance Sheet. (a) As promptly as practicable, but no later than 60 days, after the Closing Date, the Principal Stockholder will cause to be prepared and delivered to the Surviving Corporation the Closing Balance Sheet, together with (subject to the next sentence) an unqualified report of Arthur Andersen & Co. thereon, and a certificate based on such Closing

Balance Sheet setting forth the Principal Stockholder's calculation of the Closing Capitalization Amount, specifying the Closing Debt Amount. The Closing Balance Sheet (the "CLOSING BALANCE SHEET") shall, except as set forth on
Schedule 2.05(a), (x) fairly present the consolidated financial position of the
         -------
Company and the Subsidiaries as at the close of business on the Closing Date in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the December Balance Sheet, (y) be prepared in accordance with accounting policies and practices consistent with those used in the preparation of the December Balance Sheet, and (z) include line items substantially consistent with those in the December Balance Sheet. "CLOSING CAPITALIZATION AMOUNT" means the sum of the consolidated stockholder's equity of the Company and the Subsidiaries as shown on the Closing Balance Sheet plus the Closing Debt Amount minus $500,000 plus an amount (not greater than $100,000) equal to the out-of-pocket costs contemplated by Section 8.06(ii),
                                                                   ----
with the following adjustments: excluding (A) the effect (including the Tax effect) of any act, event or transaction occurring after the Effective Time and not in the ordinary course of business of the Company or any Subsidiary or relating to the transactions contemplated by this Agreement and the Financing Agreements (it being understood, however, that this clause (A) is not intended and shall not be construed to alter the inclusion of any prepayment penalties, premiums fees or expenses in the calculation of Closing Debt Amount), (B) any liabilities, reserves and asset accounts established for income Taxes (including the Michigan Single Business Tax) with respect to TISM, the Company or any of the Subsidiaries, (C) any reserves with respect to current or proposed dispositions or closures of corporate stores provided that such reserves are in accordance with the Store Rationalization Program, (D) the effects of any transactional gains or losses resulting from the sale or closure of corporate stores or from the sale of other assets from the Balance Sheet Date to the Closing Date (other than sales of inventory in the ordinary course of business consistent with past practice and normal trading activity in connection with Rabbi Trust assets in the ordinary course of business consistent with past practice), (E) any reserves established with respect to the patent infringement claim described in Section 12.06(a), and (F) any increase in net worth during
                           --------
the period from the Balance Sheet Date to the Closing Date resulting from the release of excess reserves into income other than in accordance with past practice in the ordinary course as a result of events transpiring after the Balance Sheet Date and (1) in no event will the long term self-insurance reserve reflected in the Closing Balance Sheet be overaccrued by less than $11,156,000 and (2) in no event will the domestic notes receivable reserve reflected in the Closing Balance Sheet be overaccrued by less than $5,000,000.

     (b) If Buyer disagrees with the Closing Balance Sheet or the Principal Stockholder's calculation of Closing Capitalization Amount delivered pursuant to

Section 2.05(a), Buyer may, within 20 days after delivery of the documents
        -------
referred to in Section 2.05(a), deliver a written notice to the Principal
                       -------
Stockholder disagreeing with such calculation and setting forth Buyer's calculation of such amounts. Any such notice of disagreement shall specify those items or amounts as to which Buyer disagrees, and Buyer shall be deemed, solely for purposes of Sections 2.05 and 2.06, to have agreed with all other items and
                         ----     ----
amounts contained in the Closing Balance Sheet and the calculation of Closing Capitalization Amount delivered pursuant to Section 2.05(a).
                                                    -------

     (c)  If a notice of disagreement shall be duly delivered pursuant to
Section 2.05(b), Buyer and the Principal Stockholder shall, during the 15 days
        -------
following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Closing Capitalization Amount, which amount shall not be more than the amount thereof shown in the Principal Stockholder's calculations delivered pursuant to
Section 2.05(a) nor less than the amount thereof shown in Buyer's calculation
        -------
delivered pursuant to Section 2.05(b). If, during such period, Buyer and the
                              -------
Principal Stockholder are unable to reach such agreement, either party may thereafter cause independent accountants (the "ACCOUNTING REFEREE") of nationally recognized standing reasonably satisfactory to Buyer and the Principal Stockholder (who shall not have any material relationship with Buyer, TISM, the Company, any Subsidiary or the Principal Stockholder), promptly to review this Agreement and the disputed items or amounts for the purpose of calculating Closing Capitalization Amount. In making such calculation, the Accounting Referee shall consider only those items or amounts in the Closing Balance Sheet or the Principal Stockholder's calculation of Closing Capitalization Amount as to which Buyer has disagreed. The Accounting Referee shall deliver to Buyer and the Principal Stockholder, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon Buyer and the Stockholders. The cost of such review and report shall be (i) paid from funds deposited in the Escrow Account if the difference between Final Capitalization Amount and the Principal Stockholder's calculation of Closing Capitalization Amount delivered pursuant to Section 2.05(a) is
                                                               -------
greater than the difference between Final Capitalization Amount and Buyer's calculation of Closing Capitalization Amount delivered pursuant to Section 2.05(B), (ii) borne by Buyer if the first such difference is less than the
-------
second such difference and (iii) otherwise paid equally by Buyer and from funds deposited in the Escrow Account.

     (d) Buyer and the Principal Stockholder agree that they will, and agree to cause their respective independent accountants and TISM, the Company and each Subsidiary to, cooperate and assist in the preparation of the Closing Balance Sheet and the calculation of Closing Capitalization Amount, including without limitation, the making available to the extent necessary of books, records, work papers and personnel, it being understood that Harry Silverman and Steven Benrubi shall participate in the preparation of such calculations.

     Section 2.06. Adjustment of Purchase Price. (a) If Base Capitalization Amount exceeds Final Capitalization Amount by at least $500,000, the amount of such excess shall be paid to the Surviving Corporation from the funds deposited in the Escrow Account, in the manner and with interest as provided in Section 2.06(B) and 2.06(c). If Final Capitalization Amount exceeds Base Capitalization
-------
Amount by at least $500,000, Buyer shall pay to the Principal Stockholder for distribution to the Stockholders, in the manner and with interest as provided in
Section 2.06(b) and 2.06(c), the amount of such excess.  "BASE CAPITALIZATION
        -------
AMOUNT" means $82,039,102, as calculated on Schedule 2.06(a).
                                                     -------

     "FINAL CAPITALIZATION AMOUNT" means the Closing Capitalization Amount (i) as shown in the Principal Stockholder's calculation delivered pursuant to
Section 2.05(a), if no notice of disagreement with respect thereto is duly
        -------
delivered pursuant to Section 2.05(B); or (ii) if such a notice of disagreement
                              -------
is delivered, (A) as agreed by Buyer and the Principal Stockholder pursuant to
Section 2.05(c) or (B) in the absence of such agreement, as shown in the
        -------
Accounting Referee's calculation delivered pursuant to Section 2.05(c); provided
                                                               -------
that in no event shall Final Capitalization Amount be more than the Principal Stockholder's calculation of Closing Capitalization Amount delivered pursuant to Section 2.05(a) or less than Buyer's calculation of Closing Capitalization
           -------
Amount delivered pursuant to Section 2.05(b).
                                     -------

     (b)  Any payment pursuant to Section 2.06(a) shall be made at a mutually
                                          -------
convenient time and place within 10 days after the Final Capitalization Amount has been determined by delivery by the Surviving Corporation or the Escrow Agent, as the case may be, of a certified or official bank check payable in immediately available funds to the Surviving Corporation or the Principal Stockholder, as the case may be, or by causing such payments to be credited to the account of the Surviving Corporation as designated by the Surviving Corporation or to the account of the Principal Stockholder as designated by the Principal Stockholder, as the case may be. The amount of any payment to be made pursuant to this Section 2.06(b) shall bear interest from and including the
                         -------
Closing Date to but excluding the date of payment at a rate per annum equal to the rate of interest earned on the funds in the Escrow Account during the relevant period.

     (c) (i) Any payment required to be made to the Surviving Corporation pursuant to Section 2.06(a) shall be subject to Section 14.11.
                    -------                             -----

     (ii) Any payment required to be paid by the Surviving Corporation pursuant to Section 2.06(a) shall be paid to the Principal Stockholder for distribution
           -------
to the Stockholders as part of the Merger Consideration.

     Section 2.07.  Dissenting Shares.  Notwithstanding Section 2.02, Shares
                                                                ----
which are issued and outstanding immediately prior to the Effective Time and which are held by a holder who has not voted such shares in favor of the Merger, who shall have delivered a written dissenters' notice with respect to such Shares in the manner provided by the Michigan Law and who, as of the Effective Time, shall not have effectively withdrawn or waived such right of dissent and appraisal ("DISSENTING SHARES") shall not be converted into a right to receive the Merger Consideration. The holders thereof shall be entitled only to such rights as are granted by Sections 761 to 774 of the Michigan Law. Each holder of Dissenting Shares who becomes entitled to payment for such Shares pursuant to
Section 769 or 773 of the Michigan Law shall receive payment therefor from the Surviving Corporation in accordance with the Michigan Law; provided, however, that (i) if any such holder of Dissenting Shares shall have failed to establish his entitlement to appraisal rights as provided in Section 767 of the Michigan Law or (ii) if any such holder of Dissenting Shares shall have effectively withdrawn his demand for appraisal of such Shares or lost his right to appraisal and payment for his Shares under Section 765 or 767 of the Michigan Law, such holder shall forfeit the right to appraisal of such Shares and each such Share shall be treated as if it had not been a Dissenting Share and had been converted, as of the Effective Time, into a right to receive the Merger Consideration, without interest thereon, from the Surviving Corporation as provided in Section 2.02 hereof. TISM shall give Buyer prompt notice of any
                    ----
demands received by TISM for appraisal of Shares, and Buyer shall have the right to participate in all negotiations and proceedings with respect to such demands. TISM shall not, except with the prior written consent of Buyer, make any payment with respect to, or settle or offer to settle, any such demands.


                                   ARTICLE 3

                           The Surviving Corporation

     Section 3.01. Articles of Incorporation. The articles of incorporation of Buyer in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation (except that the corporate name of the Surviving Corporation shall be "TISM, Inc.") until amended in accordance with applicable law.

     Section 3.02. Bylaws. The bylaws of Buyer in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

     Section 3.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Buyer at the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of Buyer at the Effective Time shall be the officers of the Surviving Corporation.


                                   ARTICLE 4

                    Representations and Warranties of TISM

     TISM represents and warrants to Buyer as of the date hereof and as of the Closing Date that:

     Section 4.01. Corporate Existence and Power. Each of TISM and the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of TISM and the Company also has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for such matters as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. Each of TISM and the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for such matters as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

     Section 4.02. Corporate Authorization. The execution, delivery and performance of this Agreement by TISM and the consummation of the transactions contemplated hereby are within TISM's corporate powers and have been duly authorized by all necessary corporate and stockholder action, except for the required approval by TISM's stockholders by majority vote in connection with the consummation of the Merger. This Agreement constitutes a valid and binding agreement of TISM and of the Principal Stockholder.

     Section 4.03. Governmental Authorization. The execution, delivery and performance by TISM of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency or official other than (i) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements

Act of 1976, as amended (the "HSR ACT"); (ii) required post-closing amendments to and filing with the Federal Trade Commission and state franchise authorities of the Company's Uniform Franchise Offering Circular as described on Schedule 4.03; (iii) the filing with the State of Michigan of the certificate of merger
----
pursuant to Michigan Law; and (iv) such other matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

     Section 4.04.  Noncontravention.  Except as disclosed in Schedule 4.04, the
                                                                       ----
execution, delivery and performance by TISM and the Principal Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the articles of incorporation or bylaws of TISM or the Company or any Subsidiary, (ii) assuming compliance with the matters referred to in Section 4.03, violate any applicable law, rule, regulation,
                       ----
judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of TISM, the Company or any Subsidiary or to a loss of any benefit to which TISM or the Company or any Subsidiary is entitled under any provision of any agreement or other instrument binding upon TISM, the Company, any Subsidiary or the Principal Stockholder, except for such matters as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on Buyer, or (iv) result in the creation or imposition of any Lien on any asset of TISM, the Company or any Subsidiary, except for Permitted Liens.

     Section 4.05. TISM. (a) The authorized capital stock of TISM consists of 5,000,000 shares of Common Stock. There are outstanding 1,400,000 shares of Common Stock. TISM currently holds an option (the "OPTION") to purchase 439,000 shares of Common Stock held by the Principal Stockholder. The terms of the Option prohibit transfer of those shares of Common Stock so long as they are subject to the Option.

     (b) All outstanding shares of capital stock of TISM have been duly authorized and validly issued and are fully paid and non-assessable and are held beneficially and of record as indicated on Schedule 4.05 free and clear of all
                                                    ----
Liens. Except as set forth in this Section or on Schedule 4.05, there are no
                                                          ----
outstanding (i) shares of capital stock or voting securities of TISM, (ii) securities of TISM convertible into or exchangeable for shares of capital stock or voting securities of TISM or (iii) options or other rights to acquire from TISM, or other obligation of TISM to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of TISM. There are no outstanding obligations of TISM, the Company or any Subsidiary to repurchase, redeem or otherwise acquire any securities referred to in clauses
(i), (ii) or (iii) above.

     (c)  Except for the securities of the Company as set forth in Section 4.06,
                                                                           ----
TISM has and since 1995 has had no material assets or liabilities, and is and since 1995 has engaged in no business or activity.

     Section 4.06. Ownership of Capital Stock of the Company. TISM is the record and beneficial owner of all of the outstanding capital stock of the Company, free and clear of any Lien. Except as set forth in this Section, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of TISM or the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or
(iii) options or other rights to acquire from TISM or the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company. There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any securities referred to in clauses (i), (ii) or (iii) above.

     Section 4.07. Subsidiaries. (a) Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Subsidiary has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for such matters as, individually or in the aggregate, have not had and would not have a Material Adverse Effect. All Subsidiaries and their respective jurisdictions of incorporation are identified on Schedule 4.07.
                                         ----
     (b) All of the outstanding capital stock or other voting securities of each Subsidiary is owned by the Company, directly or indirectly, free and clear of any Lien. There are no outstanding (i) securities of TISM, the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of any Subsidiary or (ii) options or other rights to acquire from the Company or any Subsidiary, or other obligation of the Company or any Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Subsidiary. There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any securities referred to in clauses (i) or (ii) above.

     Section 4.08.  Financial Statements.  Except as disclosed in Schedule 4.08,
                                                                           ----
the audited consolidated balance sheet as of December 28, 1997 (the "DECEMBER BALANCE SHEET") and the related audited consolidated statements of income and cash flows for the year ended December 28, 1997 and the unaudited interim consolidated balance sheet as of August 9, 1998 and the related unaudited interim consolidated statements of income and cash flows for the period from December 29, 1997 to August 9, 1998 of the Company and the Subsidiaries (collectively, together with the notes thereto, the "FINANCIAL STATEMENTS") fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto or as set forth on Schedule 4.08), the consolidated financial
                                          ----
position of the Company and the Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). TISM has also provided to Buyer the unaudited consolidated balance sheet as of December 28, 1997 and the related unaudited consolidated statement of income for the year ended December 28, 1997 (the "UNAUDITED TISM YEAR-END FINANCIALS") and the unaudited interim consolidated balance sheet as of August 9, 1998 and the related unaudited interim consolidated statement of income for the period from December 29, 1997 to August 9, 1998 of TISM, the Company and the Subsidiaries which fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto or as set forth on
Schedule 4.08), the consolidated financial position of TISM, the Company and the
         ----
Subsidiaries as of the date thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     Section 4.09. Absence of Certain Changes. Since the Balance Sheet Date, no Material Adverse Effect has occurred and no event has occurred or condition come to exist which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, except as disclosed in Schedule 4.09 or as disclosed in the
                                               ----
Financial Statements, since the Balance Sheet Date, the business of TISM, the Company and the Subsidiaries has been conducted in the ordinary course consistent with past practices and to the Knowledge of TISM there has not been:

            (a) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of TISM, other than cash dividends to the Stockholders in an amount estimated to equal the Tax liability of the Stockholders for the period from the Balance Sheet Date to the Closing Date, or any repurchase, redemption or other acquisition by TISM, the Company or any Subsidiary of any outstanding shares of capital stock or other securities of TISM, other than pursuant to
     Section 6.05 with respect to the Option;
             ----

            (b) any amendment of any material term of any outstanding security of TISM, the Company or any Subsidiary;

            (c) any incurrence, assumption or guarantee by TISM, the Company or any Subsidiary of any indebtedness for borrowed money, in each case material to the Company and the Subsidiaries taken as a whole, other than in the ordinary course of business consistent with past practices;

            (d) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances, capital contributions or investments that are not material to the Company and the Subsidiaries, taken as a whole, made in the ordinary course of business consistent with past practices;

            (e) except as expressly contemplated by this Agreement, any transaction, or any agreement entered into, by TISM, the Company or any Subsidiary relating to its assets or business, in either case, in excess of $200,000, other than transactions and commitments in the ordinary course of business consistent with past practices;

            (f) any material change in any method of accounting or accounting practice by the Company or any Subsidiary except for any such change required by reason of a concurrent change in generally accepted accounting principles; or

            (g)  except as set forth on Schedule 10.02, any (i) employment,
                                                 -----
     deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee of TISM, the Company or any Subsidiary (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any director, officer or employee of TISM, the Company or any Subsidiary, or (iii) change in compensation or other benefits payable to any director, officer or employee of TISM, the Company or any Subsidiary pursuant to any severance or retirement plans or policies thereof or otherwise, in each case other than in the ordinary course of business consistent with past practices.

     Section 4.10. No Undisclosed Material Liabilities. There are no liabilities of the Company or any Subsidiary of any kind, other than:

            (a) liabilities to the extent disclosed or provided for in the Financial Statements;

            (b)  liabilities disclosed on Schedule 4.10(b);
                                                   -------

            (c) liabilities disclosed in or arising under any agreements or instruments disclosed in this Agreement or any Schedule hereto;

            (d) liabilities incurred in the ordinary course of business, consistent with past practice, since the Balance Sheet Date; or

            (e) other undisclosed liabilities which, individually or in the aggregate, are not material to the Company and the Subsidiaries, taken as a whole.

     Section 4.11.  Intercompany Accounts.  Schedule 4.11 contains a complete
                                                     ----
list of all intercompany balances or other obligations as of the Balance Sheet Date between any member of the Affiliate Group on the one hand, and TISM, the Company and the Subsidiaries, on the other hand. Since December 28, 1997, except for (i) transactions with the franchises owned by the members of the Affiliate Group listed on Schedule 4.12(b) on arms' length terms in the ordinary
                                   -------
course of business consistent with past practice, (ii) payments of cash dividends, (iii) compensation of officers and employees in the ordinary course of business consistent with past practice at rates reflected in the Financial Statements and (iv) transactions set forth on Schedule 4.11, there have been no
                                                       ----
transactions with any member of the Affiliate Group.

     Section 4.12. Material Contracts. (a) Except as disclosed on Schedule 4.12(a) or referred to in the Financial Statements and other than Franchise
-------
Agreements, TISM is not a party to or bound by any agreement, and neither the Company nor any Subsidiary is a party to or bound by:

            (i) any lease (whether of real or personal property) providing for annual rentals of $100,000 or more that cannot be terminated on not more than 60 days' notice without payment by the Company or any Subsidiary of any material penalty;

            (ii) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets providing for either (A) annual payments by the Company and the Subsidiaries of $500,000 or more or (B) aggregate payments by the Company and the Subsidiaries of $1,000,000 or more, in each case that cannot be terminated on not more than 60 days' notice without payment by the Company or any Subsidiary of any material penalty;

            (iii) any sales, distribution or other similar agreement providing for the sale by the Company or any Subsidiary of materials, supplies, goods, services, equipment or other assets that provides for either (A) annual payments to the Company and the Subsidiaries of $500,000 or more or
     (B) aggregate payments to the Company and the Subsidiaries of $1,000,000 or more;

            (iv) any agreement providing for any quantity discount, volume purchase rebate or bill back sales arrangement that will continue after the Closing Date and is material to the conduct of the business of the Company and the Subsidiaries, taken as a whole;

            (v) any partnership, material joint venture or other similar agreement or arrangement;

            (vi) any agreement relating to the acquisition or disposition of any material business (whether by merger, sale of stock, sale of assets or otherwise);

            (vii) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement
     (A) with an aggregate outstanding principal amount not exceeding $250,000 or (B) entered into subsequent to the date of this Agreement as permitted by Section 4.09(c);
                -------
            (viii) any material agreement that limits the freedom of the Company or any Subsidiary to compete in any line of business or with any Person or in any area;

            (ix) any agreement with any member of the Affiliate Group (other than the Option and agreements relating to the franchises owned by members of the Affiliate Group whose terms and conditions are standard for such agreements with Persons who are not members of the Affiliate Group);

            (x)    any lease referred to in Section 4.15 and any licenses
                                                    ----
     referred to in Section 4.17(b); or
                            -------

            (xi) any other agreement, commitment, arrangement or plan not made in the ordinary course of business consistent with past practice that is material to the Company and the Subsidiaries, taken as a whole.

     (b)  Schedule 4.12(b) contains a complete list as of the date hereof of
                   -------
(A) all of the current franchisees (each, a "FRANCHISEE") of the Company or of any

Subsidiary to whom the Company or any Subsidiary has granted any franchise or similar rights with respect to the business of the Company or any Subsidiary and
(B) all area development, area franchise, area subfranchisor, master license or similar agreements that cover the development or franchising of Company or Subsidiary franchises within any area or country or the delegation of duties by the Company or any Subsidiary with respect to its obligations as a franchisor or otherwise (collectively, the "FRANCHISE AGREEMENTS"). Separately listed on
Schedule 4.12(b) is each member of the Affiliate Group who is a Franchisee or
         -------
party to any of the foregoing agreements and a list of each such franchise or other such agreement. Neither the Company nor any Subsidiary has waived any rights under or with respect to any of the Franchise Agreements except for such matters as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

     (c) Each agreement, contract, plan, lease, arrangement or commitment required to be disclosed pursuant to Section 4.12(a) or 4.12(b) is a valid and
                                             -------    -------
binding agreement of the Company or a Subsidiary, as the case may be, and, to the Knowledge of TISM, the other parties thereto, and is in full force and effect, and none of the Company or a Subsidiary or, to the Knowledge of TISM, any other party thereto is in default or breach in any respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment, except for such matters as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

     Section 4.13.  Litigation.  Except as disclosed in Schedule 4.13, there is
                                                                 ----
no action, suit, investigation or proceeding pending against, or to the Knowledge of TISM, threatened against or affecting, TISM or the Company or any Subsidiary or any of their respective properties before any court or arbitrator or any governmental body, agency or official which has had or is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     Section 4.14. Compliance with Laws and Court Orders. Except as disclosed on Schedule 4.14 or referred to in the Financial Statements, TISM, the Company
            ----
and the Subsidiaries have not been, and are not, in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, "LAWS") except for such matters as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in Schedule 4.14, no investigation or review by any Governmental Entity with respect to
----
TISM, the Company or any Subsidiary is pending or, to the Knowledge of TISM, threatened, nor has any Governmental Entity indicated an intention to conduct the same except for such matters as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. To the Knowledge of TISM, no material change is required in the processes or procedures of the Company or any of the Subsidiaries in connection with any such Laws.

     Section 4.15.  Properties.   Schedule 4.15 sets forth a complete list of
                                           ----
all material real property owned by or leased to the Company or any of the Subsidiaries, and, with respect to such leased properties, a description of the term of such lease and the monthly rental thereunder. The Company and the Subsidiaries have good title to, or in the case of leased property have valid leasehold interests in, all property owned, used or held for use except where the failure to have such good title or valid leasehold interests would not, individually or in the aggregate, have a Material Adverse Effect. None of such property is subject to any Lien, except:

          (a)  Liens disclosed on Schedule 4.15;
                                           ----

          (b) Liens disclosed on the Balance Sheet or notes thereto or securing liabilities reflected on the Balance Sheet or notes thereto;

          (c) Liens incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date;

          (d) Liens for Taxes, assessments and similar charges that are not yet due or are being contested in good faith;

          (e) mechanic's, materialman's, carrier's, repairer's and other similar Liens arising or incurred in the ordinary course of business or that are not yet due or are being contested in good faith; or

          (f) other Liens which, individually or in the aggregate, have not had and would not have a Material Adverse Effect (clauses (a)-(f) are, collectively, the "PERMITTED LIENS").

     Section 4.16. Facilities. The warehouses, stores, plants, production facilities, processing facilities, fixtures and improvements owned by the Company and the Subsidiaries or otherwise used by the Company and the Subsidiaries in connection with the operation of their businesses (the "FACILITIES") are (as to physical plant and structure) structurally sound, in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put, in each case with such exceptions as, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect.

     Section 4.17.  Intellectual Property.  (a) Schedule 4.17 contains a list of
                                                         ----
all material Intellectual Property Rights owned, licensed, used or held for use by the Company or any Subsidiary ("COMPANY INTELLECTUAL PROPERTY RIGHTS"), specifying as to each, as applicable: (i) the nature of such Intellectual Property Right, (ii) the owner of such Intellectual Property Right, (iii) the jurisdictions by or in which such Intellectual Property Right (A) is recognized (without regard to registration) or (B) has been issued or registered or in which an application for such issuance or registration has been filed and (iv) the registration or application numbers.

     The Company or a Subsidiary owns, free and clear of any Liens, or has enforceable rights to use, all Company Intellectual Property Rights used in the conduct of its business as currently conducted, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     "INTELLECTUAL PROPERTY RIGHT" means any patent, trademark, service mark, trade name, copyright (including any registrations or applications for registration of any of the foregoing), trade secret, computer software, know-how, recipes, processes or any other similar type of proprietary intellectual property right.

     (b)  Schedule 4.17 sets forth a list of all material licenses, sublicenses
                   ----
and other agreements, other than Franchise Agreements, as to which the Company or any Subsidiary is a party (i) pursuant to which any Person is authorized to use any Company Intellectual Property Right, or (ii) pursuant to which the Company or a Subsidiary holds or uses or is authorized to use any Intellectual Property Right.

     (c) No Company Intellectual Property Right is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by the Company or any Subsidiary or restricting the licensing thereof by the Company or any Subsidiary to any Person, except for such matters as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

     (d) To the Knowledge of TISM, (i) no Person has interfered with, infringed with, infringed upon, misappropriated, or otherwise come into conflict with any Company Intellectual Property Rights, and (ii) no Person other than the Company or a Subsidiary uses or has any right to the use of the name "Domino's" (or any similar name) in connection with food products or services in any jurisdiction, except pursuant to the Franchise Agreements or by a license from the Company or a Subsidiary listed in Schedule 4.17.
                                ----

     Section 4.18. Insurance Coverage. TISM has made available to Buyer true and complete copies of, and Schedule 4.18 sets forth a list of, all insurance
                                     ----
policies and fidelity bonds for the current policy year relating to the assets, business, operations, employees, officers or directors of TISM, the Company and the Subsidiaries. There are no material claims by TISM, the Company or any Subsidiary pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights.

     Section 4.19. Finders' Fees. Except for J.P. Morgan Securities, Inc., whose fees will be paid by the Stockholders, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of TISM or the Company who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

     Section 4.20.  Employees.  Schedule 4.20 sets forth a true and complete
                                         ----
list of (a) the names and titles of all officers of TISM, the Company or any Subsidiary and the names, titles and annual salaries of all other employees of the Company or any Subsidiary whose annual base salary exceeds $100,000 and (b) the average wage rates for all employees of the Company (by job grade classification).

     Section 4.21.  Labor Matters.  Except for such matters disclosed in
Schedule 4.21 or as have not had and would not reasonably be expected to have,
         ----
individually or in the aggregate, a Material Adverse Effect:

     (a) the Company and the Subsidiaries are in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and are not engaged in any unfair labor practice,

     (b) neither the Company nor any Subsidiary is a party, or is otherwise subject, to any collective bargaining agreement or other labor union contract applicable to its employees,

     (c) to the Knowledge of TISM, there are no activities or proceedings by a labor union or representative thereof to organize any employees of the Company or any Subsidiary,

     (d) there are not pending, and the Company and the Subsidiaries have not experienced since January 1, 1997, any labor disputes, slowdowns, work stoppages, or threats thereof,

     (e) there are no claims or actions pending, or to the Knowledge of TISM threatened, between the Company and the Subsidiaries and any of their employees and

     (f) the Company and the Subsidiaries have complied with the Worker Adjustment and Retraining Notification Act of 1988 and any similar state or local laws regulating layoffs or employment terminations.

     Section 4.22.  Environmental Matters.   Except as set forth on Schedule
4.22 and except for matters that have not had and would not reasonably be
----
expected to have, individually or in the aggregate, a Material Adverse Effect, to the Knowledge of TISM:

          (a) no written notice, request for information, order, complaint or penalty has been received relating to the Company or any Subsidiary and arising out of any Environmental Law (as defined below), and there are no judicial, administrative or other actions, suits or proceedings pending or threatened which allege a violation of or liability under any Environmental Law relating to the Company or any Subsidiary;

          (b) the Company and the Subsidiaries have all environmental permits necessary for their operations to comply with all applicable Environmental Laws and are in compliance with the terms of such permits and with all other applicable Environmental Laws;

          (c) there has been no written environmental audit conducted within the past five years by or on behalf of TISM or any of its Affiliates, the Company or any of the Subsidiaries of any property currently owned or leased by the Company or the Subsidiaries which has not been made available to Buyer prior to the date hereof; and

          (d) neither TISM, the Company nor any Subsidiary has, to the Knowledge of TISM, any liabilities arising from (i) any noncompliance with any Environmental Laws or (ii) (a) the on-site or off-site disposal of any Hazardous Materials by or on behalf of TISM, the Company or any Subsidiary or any predecessor entities thereof on or prior to the Closing Date or (b) the presence of, or the release or threat of release into the environment of, any Hazardous Material on or prior to the Closing Date, which Hazardous Material was generated, handled or possessed by TISM, the Company or any Subsidiary or any predecessor entities thereof or located at or emanating from or to a site now or heretofore owed, leased or otherwise used by TISM, the Company or any Subsidiary or predecessor entity. The term "HAZARDOUS MATERIALS" shall mean all substances (including, without limitation, petroleum and any derivative thereof), wastes or materials classified as hazardous or toxic under, or otherwise regulated under, any applicable Environmental Laws.

     "ENVIRONMENTAL LAW" means any statute, law, regulation or rule, in each case as in effect on or prior to the Closing Date, that has as its principal purpose the protection of the environment or natural resources.

     Section 4.23. Suppliers. No entity which is now supplying, or during 1997 supplied, to the Company or the Subsidiaries products and services has reduced or otherwise discontinued, or threatened to reduce or discontinue, supplying such items to the Company or the Subsidiaries on reasonable terms, except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     Section 4.24. No Material Misstatements. To the Knowledge of TISM, neither this Agreement (including without limitation the Disclosure Schedules hereto), nor the Financial Statements, nor any document furnished or to be furnished in connection herewith, contains or will contain any untrue statement of a material fact. To the Knowledge of TISM, this Agreement (including without limitation the Disclosure Schedules hereto) and the Financial Statements do not, considered as a whole, omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

     Section 4.25. Purchase for Investment. Each of the Stockholders (i) either alone or together with its advisors, has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his or her investment hereunder in the Stock Consideration and is capable of bearing the economic risks of such investment and (ii) is acquiring the Stock Consideration for investment for his or her own account and not with a view to, or for sale in connection with, any distribution of the shares of the Surviving Corporation.


                                   ARTICLE 5

                    Representations and Warranties of Buyer

     Buyer represents and warrants to TISM as of the date hereof and as of the Closing Date that:

     Section 5.01. Corporate Existence and Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Michigan. Buyer has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

     Section 5.02. Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes a valid and binding agreement of Buyer.

     Section 5.03. Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby require no material action by or in respect of, or filing with, any governmental body, agency or official other than (i) compliance with any applicable requirements of the HSR Act and (ii) the filing with the Secretary of State of Michigan of the certificate of merger pursuant to Michigan Law.

     Section 5.04. Noncontravention. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of Buyer, (ii) assuming compliance with the matters referred to in
Section 5.03, violate any applicable law, rule, regulation, judgment,
        ----
injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer or to a loss of any benefit to which Buyer is entitled under any provision of any agreement or other instrument binding upon Buyer or (iv) result in the creation or imposition of any material Lien on any asset of Buyer.

     Section 5.05. Financing. TISM has received copies of (i) an equity commitment letter dated as of the date hereof from Bain Capital Fund VI, L.P. and Bain Capital VI Coinvestment Fund, L.P. pursuant to which each of the foregoing has committed, subject to the terms and conditions set forth or referred to therein, to purchase equity securities of Buyer for an aggregate amount equal to $232,500,000, (ii) a commitment letter dated as of the date hereof from J.P. Morgan Securities Inc. ("JPMSI") pursuant to which JPMSI has committed, subject to the terms and conditions set forth or referred to therein, to purchase subordinated debt securities in the amount of $380,000,000 and (iii) a commitment letter dated as of the date hereof from JPMSI and Morgan Guaranty Trust ("MORGAN") pursuant to which Morgan has committed, subject to the terms and conditions set forth or referred to therein, to enter into one or more credit agreements providing for loans of up to $545,000,000, and JPMSI has agreed to use its best efforts to syndicate the financing under such credit agreements. As used in this Agreement, the aforementioned entities shall hereinafter be referred to as the "FINANCING ENTITIES." The aforementioned credit agreements and commitments to purchase debt and equity securities shall be referred to as the "FINANCING AGREEMENTS" and the financing to be provided thereunder shall be referred to as the "FINANCING." Assuming the accuracy in all material respects of TISM's representations and warranties hereunder, and the reasonableness of the projections provided by the Company in the Descriptive Memorandum prepared by J.P. Morgan of July 1998, the aggregate anticipated proceeds of the Financing are in an amount sufficient to pay the Merger Consideration, to repay TISM's, the Company's and the Subsidiaries' indebtedness together with any interest, premium or penalties payable in connection therewith, to provide a reasonable amount of working capital financing and to pay related fees and expenses (collectively, the "REQUIRED AMOUNTS"). As of the date hereof, none of the commitment letters relating to the Financing Agreements referred to above has been withdrawn and Buyer knows of no facts or circumstances not known to TISM or its advisors that may reasonably be expected to result in any of the conditions set forth in the commitment letters relating to the Financing Agreements not being satisfied. Assuming the accuracy in all material respects of TISM's representations and warranties hereunder and the reasonableness of the projections provided by the Company in the Descriptive Memorandum prepared by J.P. Morgan of July 1998, Buyer believes that the Financing will not create any liability to the directors and stockholders of TISM under any federal or state fraudulent conveyance or transfer law. Assuming the accuracy in all material respects of TISM's representations and warranties hereunder and the reasonableness of the projections provided by the Company in the Descriptive Memorandum prepared by J.P. Morgan of July 1998, Buyer further believes that the transactions contemplated hereby, including, without limitation, the Financing, will not cause (a) the Surviving Corporation (i) to become insolvent, (ii) to be left with unreasonably small capital or (iii) to incur debts beyond its ability to pay such debts as they mature, or (b) the capital of TISM to become impaired, in each case under any federal or state fraudulent conveyance or transfer law.

     Section 5.06. Purchase for Investment. Buyer is consummating the Merger for investment for its own account and not with a view to, or for sale in connection with, any distribution of the shares of the Surviving Corporation, except as contemplated by the Financing Agreements or any replacement financing. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment hereunder and is capable of bearing the economic risks of such investment.

     Section 5.07. Litigation. As of the date hereof, there is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer threatened against or affecting, Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

     Section 5.08. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from any of TISM's stockholders or any of their Affiliates upon consummation of the transactions contemplated by this Agreement.

     Section 5.09. Inspections; No Other Representations. Buyer has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Buyer acknowledges that TISM has given Buyer access to the key employees, documents and facilities of TISM, the Company and the Subsidiaries. Buyer agrees to accept TISM, the Company and the Subsidiaries in the condition they are in on the Closing Date based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to TISM or any other Person, except as expressly set forth in this Agreement. Buyer acknowledges that TISM and its stockholders make no representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to Buyer of revenues, results of operations (or any component thereof), cash flows or financial condition of the Company and the Subsidiaries (or any component thereof) or the business and operations of the Company and the Subsidiaries or (ii) any other information or documents made available to Buyer or its counsel, accountants or advisors with respect to TISM, the Company, the Subsidiaries or their respective businesses or operations, except as expressly set forth in this Agreement. Nothing in this
Section 5.09 shall modify or limit, or be construed to modify or limit, any
        ----
right provided to Buyer or its Affiliates under this Agreement to enforce (or to obtain any remedy by reason of any inaccuracy in or violation of) any representation, warranty, covenant or agreement expressly set forth in this Agreement or in any certificate provided hereunder.

     Section 5.10. Retained Interest. As of the Effective Time, the shares of Surviving Corporation Common Stock issued in respect of Shares pursuant to clause (iii) of Section 2.02 as part of the Merger Consideration (the "RETAINED
                        ----
SHARES") will constitute (i) seven percent (7%) of all shares of each class of Surviving Corporation Common Stock outstanding after giving effect to the Merger (other than shares, if any, issued in connection with the debt Financing or any replacement debt financing) and (ii) more than 5% of all shares of each class of Surviving Corporation Common Stock outstanding, after giving effect to the Merger (including without limitation shares, if any, issued in connection with the debt Financing or any replacement debt financing). All such shares of Surviving Corporation Common Stock will be duly authorized, validly issued, fully paid and non-assessable.


                                   ARTICLE 6

                Covenants of TISM and the Principal Stockholder

     Each of TISM and the Principal Stockholder agrees that:

     Section 6.01. Conduct of the Company. Except as specifically contemplated by this Agreement, from the date hereof until the Effective Time, TISM shall, and shall cause each of the Company and the Subsidiaries to, conduct its businesses in the ordinary course consistent with past practice and use its reasonable best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as disclosed on
Schedule 6.01 and except for transactions expressly contemplated by this Agreement, TISM will not, and will not permit the Company or any Subsidiary to:

          (a) adopt or propose any change in its certificate of incorporation or bylaws;

          (b) (i) merge or consolidate with any other Person, (ii) acquire assets (other than inventory in the ordinary course of business) from any other Person or group of related Persons in an aggregate amount exceeding $1,000,000, or (iii) make any investment in an aggregate amount exceeding $1,000,000 in any other Person or group of related Persons;

          (c) sell, lease, license or otherwise dispose of any assets or property in excess of $200,000 except (i) pursuant to existing contracts or commitments or (ii) otherwise in the ordinary course consistent with past practice, including pursuant to standard franchise agreements; or

          (d)  agree or commit to do any of the foregoing.

TISM will not take, and will not permit the Company or any Subsidiary to take, any action that would make any representation or warranty of TISM hereunder inaccurate in any material respect at the Effective Time.

     Section 6.02. Access to Information; Confidentiality. From the date hereof until the Effective Time, TISM will (i) give, and will cause the Company and each Subsidiary to give, Buyer, its financiers and their respective counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of or relating to TISM, the Company and each Subsidiary, (ii) furnish, and will cause the Company and each Subsidiary to furnish, to Buyer, its financiers and their respective counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to TISM, the Company or any Subsidiary as such Persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of TISM or the Company or any Subsidiary to cooperate with Buyer in its investigation of TISM, the Company or any Subsidiary. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of TISM or the Company and the Subsidiaries. Notwithstanding the foregoing, Buyer shall not have access to personnel records of the Company and the Subsidiaries relating to individual performance or evaluation records, medical histories or any information the disclosure of which is prohibited by law.

     Section 6.03. Notices of Certain Events. TISM shall promptly notify Buyer of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

          (c) any actions, suits, claims, investigations or proceedings commenced relating to TISM or the Company or any Subsidiary that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.13.
                                        ----

     Section 6.04. Noncompetition. (a) The Principal Stockholder agrees that for a period of 5 years from the Closing Date, he shall not:

          (i) engage, either directly or indirectly, as an employee, officer, director or consultant, or as a principal for his own account or jointly with others, or as a stockholder in any corporation or joint stock association, in, or have any investment or other interest in, directly or indirectly, any business other than the Company that is engaged in the marketing, production or sale of pizza (the "BUSINESS") within the United States, or any other country from which the Company or any Subsidiary derives revenues, directly or indirectly, on or prior to the Closing Date; provided, that nothing contained in this Section 6.04 shall prevent the
                                                      ----
     Principal Stockholder from owning, directly or indirectly, (i) not more than five percent of the outstanding shares of, or not more than five percent of any other equity interest in, any Person engaged in the Business and listed or traded on a national securities exchange or in an over-the-counter securities market or (ii) any financial interest in one or more Franchisees (A) the aggregate cost of which shall not exceed $10,000,000 without the prior consent of the Surviving Corporation, or (B) at any amount with the consent of the Surviving Corporation, which consent shall not be unreasonably withheld; and provided further, that this Section shall not be deemed to prohibit incidental sales of pizza on the premises of charitable, non-profit or educational institutions established by the Principal Stockholder or his Affiliates; or

          (ii) himself, or permit any Affiliate to, directly or indirectly, employ or solicit, or receive or accept the performance of services by any current employee with managerial responsibility or other current key employee of the Company or any Subsidiary, except as set forth on Schedule
     6.04 provided, that nothing in this Section 6.04 shall prevent solicitation
     ----                                        ----
     through general, non-targeted recruitment efforts such as advertisements and job listings.

     If any provision contained in this Section shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. The Principal Stockholder acknowledges that Buyer would be irreparably harmed by any breach of this Section and that there would be no adequate remedy at law or in damages to compensate Buyer for any such breach. The Principal Stockholder agrees that Buyer shall be entitled to injunctive relief requiring specific performance by him of this Section and consents to the entry thereof.

     In consideration of the Principal Stockholder agreeing to the provisions of this Section, at the Closing, Buyer agrees to pay to him the sum of $50,000,000 (the "NONCOMPETE CONSIDERATION") in immediately available funds by wire transfer to an account with a bank in New York City designated by notice from him to Buyer.

     Section 6.05. The Option. Prior to the Closing Date, the Principal Stockholder shall repurchase the Option from TISM and on or prior to the Closing Date TISM will make a pro rata redemption from each of the Stockholders of shares of the then-outstanding Common Stock in the amount of the payment for such repurchase.

     Section 6.06. Stockholder Consent. Within 10 business days of the date hereof, the Principal Stockholder shall cause this Agreement and the Merger to be approved in accordance with Michigan law.

     Section 6.07. Escrow Agreement. Concurrently with the Merger, the Principal Stockholder, on behalf of the Stockholders, will enter into the Escrow Agreement with Buyer and the Escrow Agent.

     Section 6.08. Lease Agreement. Concurrently with the Merger, the Principal Stockholder will cause Domino's Farms to enter into the Lease Agreement with the Company.

     Section 6.09. Consulting Agreement. Concurrently with the Merger, the Principal Stockholder will enter into a consulting agreement with the Company substantially in the form of Exhibit E hereto (the "CONSULTING AGREEMENT").

     Section 6.10. TISM Financial Information. (a) TISM shall furnish or shall cause TISM's independent accountants (i) to furnish to Buyer by October 22, 1998 audited consolidated financial statements for TISM and its subsidiaries for each of the three years ended December 28, 1997 in a form meeting the requirements of Regulation S-X under the Securities Act of 1933, as amended, (ii) to furnish to Buyer upon receipt of a final draft of any registration statement (or offering memorandum) of the Surviving Corporation or any of its subsidiaries, the consent of Arthur Andersen & Co. or another nationally recognized accounting firm to the inclusion of their reports on such financial statements in the Surviving Corporation's registration statement (or offering memorandum) and any amendments thereto and (iii) to cooperate regarding comfort letters that may be requested by underwriters or placement agents in connection with such matters.

     (b) For purposes of assisting the Surviving Corporation with its planned registration statement and subsequent reporting requirements, TISM will deliver to Buyer (i) unaudited income statements, statements of cash flows, balance sheets, and related schedules of capital expenditures and depreciation for each 1997 and 1998 fiscal quarter, (ii) unaudited income statements, and related schedules of capital expenditures and depreciation for each 1996 fiscal quarter corresponding to each 1997 fiscal quarter and (iii) an unaudited income statement, statements of cash flows, balance sheet and related schedules of capital expenditures and depreciation for the period from December 29, 1997 through the Closing Date. The financial statements and schedules described in
(i) and (ii) above shall be delivered to Buyer by October 22, 1998. The financial statements and schedules described in clause (iii) above shall be delivered to Buyer by the Principal Stockholder within 60 days after the Closing Date. Further, TISM will provide unaudited financial information for fiscal years 1994 and 1993 meeting the requirements of Item 301 of Regulation S-K (Selected Financial Data) by October 22, 1998.

     Section 6.11. Confidentiality. The Principal Stockholder agrees, from and after the Effective Time, that he shall not disclose or use for his own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Surviving Corporation and any of its subsidiaries or affiliates, any trade secrets, information, data, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, or the business and affairs of the Surviving Corporation generally, or of any subsidiary or affiliate of the Surviving Corporation; provided that the foregoing shall not apply to information which is not unique to the Surviving Corporation or which is generally known to the industry or the public other than as a result of the Principal Stockholder's breach of this covenant.

     Section 6.12. Closing Debt Amount; Company Transaction Expenses. (a) Not later than three days prior to the Closing Date, the Principal Stockholder shall deliver to Buyer a certificate, dated as of such date and signed by the Principal Stockholder, as to the Closing Debt Amount. TISM will provide Buyer reasonable access to information (including access to work papers and a reasonable opportunity to ask questions) relating to the calculation of the Closing Debt Amount.

     (b) At the Effective Time, the Principal Stockholder, on behalf of the Stockholders, shall authorize and direct Buyer to pay or cause to be paid the Company Transaction Expenses, less any required withholding Taxes, out of the aggregate Merger Consideration. After the Effective Time, the Surviving Corporation may, at its option, elect to have any Company Transaction Expenses that are not paid out of the aggregate Merger Consideration at the Effective Time be paid by the Principal Stockholder or paid out of the Escrow Account; provided that all Tax withholding and reporting requirements shall be satisfied.


                                   ARTICLE 7

                              Covenants of Buyer

     Buyer agrees that:

     Section 7.01.  Confidentiality.  Subject to Section 6.02, all information
                                                         ----
provided to Buyer or any of its Affiliates or representatives pursuant to this Agreement will be treated in accordance with the Confidentiality Agreement dated September 25, 1998, between Bain Capital, Inc. and J.P. Morgan Securities, Inc., as agent for TISM and the Company, as the same may be amended from time to time (the "CONFIDENTIALITY AGREEMENT") and Buyer agrees to be bound by the terms of the Confidentiality Agreement as if Buyer were a party thereto.

     Section 7.02. Access. After the Effective Time, Buyer will cause the Surviving Corporation, the Company and each Subsidiary to afford to the Principal Stockholder and members of his immediate family reasonable access (so long as there is no pending or threatened litigation between the Principal Stockholder or any other Stockholder and Buyer or their respective Affiliates in which case consent of Buyer to such access shall not to be unreasonably withheld) during normal business hours to historical documents concerning TISM and the Company (including, without limitation, press clippings and videotapes) and to permit the Principal Stockholder and members of his immediate family to make copies of such historical materials at the expense of the Principal Stockholder or such family member; provided that any such access by the Principal Stockholder or a family member shall not unreasonably interfere with the conduct of the business of the Surviving Corporation, the Company or any Subsidiary.

     Section 7.03. Financing. Buyer shall use reasonable commercial efforts to obtain the Financing. In the event that any portion of such Financing becomes unavailable, regardless of the reason therefor, Buyer will use reasonable commercial efforts to obtain alternative financing on identical or more favorable terms and conditions from other sources. Nothing in this Agreement shall obligate the Buyer, or any of its Affiliates, to waive or modify any of the terms and conditions of this Agreement or any of the documents contemplated hereby (including without limitation any of the terms and conditions of the Financing Agreements (including, without limitation, the terms and conditions of the Financing Agreements relating to the amount of equity)).

     Section 7.04. Escrow Agreement. Concurrently with the Merger, Buyer will enter into the Escrow Agreement with the Principal Stockholder (on behalf of the Stockholders) and the Escrow Agent.

     Section 7.05. Lease Agreement. Concurrently with the Merger, Buyer will cause the Company to enter into the Lease Agreement with Domino Farms.

     Section 7.06. Consulting Agreement. Concurrently with the Merger, Buyer will cause the Company to enter into the Consulting Agreement with the Principal Stockholder.

     Section 7.07. Confirmation of Stock Consideration Value Adjustment Amount. Not later than two (2) business days prior to the Closing Date, Buyer will confirm to TISM and the Principal Stockholder as to the Stock Consideration Value Adjustment Amount.


                                   ARTICLE 8

                          Covenants of Buyer and TISM

     Buyer and TISM agree that:

     Section 8.01. Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, Buyer and TISM will use reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement; provided, that nothing in this Section 8.01 shall obligate TISM, the Company, any Subsidiary or
                        ----
the Buyer, or any of their respective Affiliates, to waive or modify any of the terms and conditions of this Agreement or any of the documents contemplated hereby (including without limitation any of the terms and conditions of the Financing Agreements (including without limitation the terms and conditions of the Financing Agreements relating to the amount of equity)). TISM and Buyer agree, and TISM, prior to the Effective Time, and Buyer, after the Effective Time, agree to cause the Company and each Subsidiary, to use reasonable commercial efforts to (i) execute and deliver such other documents, certificates, agreements and other writings and (ii) to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement; provided, that nothing in this Section 8.01 shall obligate TISM, the Company, any Subsidiary or
                        ----
the Buyer, or any of their respective Affiliates, to waive or modify any of the terms and conditions of this Agreement or any of the documents contemplated hereby (including without limitation any of the terms and conditions of the Financing Agreements (including without limitation the terms and conditions of the Financing Agreements relating to the amount of equity)).

     Section 8.02. Certain Filings. TISM and Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     Section 8.03. Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation. Notwithstanding the foregoing, no provision of this Agreement shall relieve Buyer from any of its obligations under, or terminate any of the restrictions imposed upon Buyer by, the Confidentiality Agreement.

     Section 8.04. Intercompany Accounts. All unpaid obligations of any member of the Affiliate Group, on the one hand, and TISM, the Company and the Subsidiaries, on the other hand, as of the Effective Time shall be settled (irrespective of the terms of payment of such obligation) in the manner provided in this Section or, in the case of transactions regarding the Option, Section 6.05; provided that such unpaid obligations as to employees and officers other
----
than the

Stockholders shall exclude employment compensation and business expense reimbursement. At least two business days prior to the Effective Time, TISM shall prepare and deliver to Buyer a statement setting out in reasonable detail the calculation of the amount of each such obligation based upon the latest available financial information as of such date and, to the extent requested by Buyer, provide Buyer with supporting documentation to verify the underlying charges and transactions. The Principal Stockholder and TISM will cause all such obligations to be paid in full in cash prior to the Closing Date (including, without limitation, refund of any prepaid rent or other expenses or costs and payment of all receivables).

     Section 8.05. Trademarks; Tradenames. Following the Closing Date, none of the stockholders of TISM or their Affiliates shall use any of the Company Intellectual Property Rights; provided, that the phrase "Domino's Farms" may continue to be used by the Principal Stockholder and his Affiliates with respect to (i) the operations and property of Domino's Farms and (ii) the petting farm and other recreational facilities and operations owned and operated by the Principal Stockholder on the property adjacent to the property of Domino's Farms and currently owned by any Affiliate of the Principal Stockholder.

     Section 8.06.  Transfer of Certain Assets.  Prior to the Closing Date, TISM
(i) shall cooperate with Buyer and shall take such steps as may be reasonably requested by Buyer to cause one of the Subsidiaries to become an intermediate holding company between TISM and the Company and to cause the Company or its Subsidiaries (other than any Subsidiary that is not a QSSS) to sell to an existing Subsidiary of the Company (that is a Subchapter C corporation at the time of such sale) certain Franchise Agreements entered into by the Company or such Subsidiary on or after December 30, 1996 and certain other assets acquired by the Company or its Subsidiaries on or after December 30, 1996 as specified by Buyer (collectively, the "TRANSFERRED ASSETS") in exchange for a note from such Subchapter C corporation Subsidiary in a transaction in which the Tax gain realized does not exceed $150,000,000; and (ii in connection therewith shall incur such incidental third-party out-of-pocket costs as may reasonably be requested by Buyer in an amount not to exceed $100,000. The value of each of the Transferred Assets will be determined by Buyer. TISM, the Company, its Subsidiaries, and the Principal Stockholder hereby agree to provide, by October 22, 1998, a written list of the Franchise Agreements entered into by the Company or its Subsidiaries on or after December 30, 1996, and a written list of the material assets acquired by the Company or its Subsidiaries on or after December 30, 1996, and such other information as is reasonably required to value the Transferred Assets.

                                   ARTICLE 9

                                  Tax Matters

     Section 9.01. Tax Definitions. The following terms, as used herein, have the following meanings:

     "POST-CLOSING TAX PERIOD" means (i) any Tax period beginning after the Closing Date and (ii) with respect to a Tax period that commences on or before but ends after the Closing Date, the portion of such period beginning after the Closing Date.

     "PRE-CLOSING TAX PERIOD" means (i) any Tax period ending before the Closing Date and (ii) with respect to a Tax period that commences on or before but ends after the Closing Date, the portion of such period up to, and including the Closing Date.

     "TAX" means (i) any tax, governmental fee or other like assessment or charge of any kind (including, but not limited to, withholding on amounts paid to or by any Person) including any alternative or add-on minimum tax and the Michigan Single Business Tax together with any interest, penalty, addition to tax or additional amount due from, or in respect of, TISM, the Company or any of the Subsidiaries imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax (a "TAXING AUTHORITY") and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of TISM, the Company or any of the Subsidiaries (A) having been a member of an affiliated, consolidated or combined group with any other corporation at any time on or prior to the Closing Date or
(B) being a transferee of, or a successor by contract (or otherwise) to, such liability.

     Section 9.02. Tax Representations. (a) Except as disclosed on Schedule 9.02(a), TISM made a valid election under Subchapter S of the Code to which all
-------
Persons who were shareholders on the date of such election gave their (and if necessary each shareholder's spouse gave his or her) consent and such election became effective on December 30, 1996. TISM is, and has been since December 30, 1996, an S Corporation (for federal Tax law purposes as defined in Section 1361 of the Code, and for state Tax law purposes, other than states which do not recognize S Corporation status, as defined under applicable state Tax law).

     (b) TISM made a valid election to treat the Company and each of the Subsidiaries as a qualified Subchapter S subsidiary within the meaning of
Section 1361(b)(3)(B) of the Code (a "QSSS") and such elections became effective on

December 30, 1996. The Company and each Subsidiary is, and has been since December 30, 1996, a QSSS.

     (c)  Except as disclosed in Schedule 9.02(c), TISM represents and warrants
                                          -------
to Buyer as of the date hereof and as of the Closing Date that, except as set forth in the Financial Statements (including the notes thereto) or on the Disclosure Schedule, (i) all Tax returns, statements, reports and forms (collectively, the "RETURNS") required to be filed with any Taxing Authority on or before the Closing Date with respect to any Pre-Closing Tax Period by, or with respect to, TISM, the Company or any of the Subsidiaries have been timely filed or will be timely filed on or before the Closing Date in accordance with all applicable laws and all such Returns are and will be true, accurate, and complete; (ii) TISM, the Company and the Subsidiaries have timely paid all Taxes shown as due and payable on the Returns that have been filed; (iii) TISM, the Company and the Subsidiaries have made and will on or before the Closing Date make provision for all Taxes payable by TISM, the Company and the Subsidiaries for any Pre-Closing Tax Period for which no Return has yet been filed; (iv) the charges, accruals and reserves for unpaid Taxes with respect to the Company and the Subsidiaries as set forth in the Financial Statements are adequate to cover all unpaid Tax liabilities with respect to all periods through the date of such Financial Statements and will not exceed such amounts as adjusted for the passage of time in accordance with the respective company's consistent past practice as of the Closing Date; (v) there is no action, suit, proceeding, investigation, audit or claim pending against or with respect to TISM, the Company or any of the Subsidiaries in respect of any Tax; (vi) all Returns filed with respect to Tax years of TISM, the Company and the Subsidiaries through the Tax year ended January 3, 1993 have been examined and are closed or are Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired; (vii) all U.S. federal Returns filed with respect to Tax years of TISM, the Company and the Subsidiaries for the Tax years ended January 2, 1994, January 1, 1995 and December 31, 1995 have been examined and such examinations have been concluded and settled and all Taxes resulting from such settlements have been paid, provided, however, that there is an unpaid deficiency with respect to the U.S. federal Tax year of TISM, the Company and the Subsidiaries ended January 2, 1994, in the amount of $84,303 which is expected to be largely offset by a credit with respect to the U.S. federal Tax year of TISM, the Company and the Subsidiaries ended December 30, 1990 in the amount of $69,780 and provided, further, that taking into account extensions and waivers granted with respect to U.S. federal Tax years of TISM, the Company and the Subsidiaries for the Tax years ended January 2, 1994, January 1, 1995 and December 31, 1995, the applicable period for assessment under applicable law has not expired, (viii) set forth in Schedule 9.02(c)(viii) is a true and accurate list of the date on which each extension and waiver of any statute of limitations with respect to Taxes is set to expire and (ix) amended state income Tax returns have been filed to reflect changes related to all U.S. federal income Tax settlements and adjustments for all Tax years ending on or before December 31, 1995, and all Taxes with respect to such Returns have been paid, provided, however, that with respect to certain states, interest with respect to such income Taxes has not yet been paid.

     Section 9.03. Tax Covenants. (a) Buyer covenants that it will not cause or permit TISM, the Surviving Corporation, the Company, any Subsidiary or any Affiliate of Buyer (i) to take any action on the Closing Date other than as specifically contemplated by this Agreement or in the ordinary course of business that would increase any Tax liability of Stockholder, TISM, the Company or the Subsidiaries in respect of any Pre-Closing Tax Period or (ii) to amend any Tax return other than (A) with the written consent of the Principal Stockholder or (B) as required by any Taxing Authority that results in any increased Tax liability of any Stockholder in respect of any Pre-Closing Tax Period. Buyer agrees that no Stockholder is to have any liability for any Tax resulting from any action of Buyer, referred to in the preceding sentence, with respect to TISM, the Surviving Corporation, the Company, Buyer or any Affiliate of Buyer on or after the Closing Date, and agrees to indemnify and hold harmless each Stockholder against any such Tax and against any Damages incurred or suffered by the Stockholders arising out of any breach of any covenant or agreement provided in Section 9.04. The Principal Stockholder agrees to give
                              ----
prompt notice to Buyer of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought under this
Section 9.03(a). Buyer may participate in and, upon acknowledgment of its
        -------
liability under this Section 9.03(a), assume the defense of any such suit,
                             -------
action or proceeding at its own expense. If Buyer assumes such defense, the Principal Stockholder on behalf of the Stockholders shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at his own expense, separate from the counsel employed by Buyer. Whether or not the Principal Stockholder chooses to defend or prosecute any claim, the parties hereto shall cooperate in the defense or prosecution thereof. The Principal Stockholder shall not settle any liability for Tax for a Pre-Closing Tax Period for which Buyer has agreed to indemnify the Principal Stockholder without the consent of the Surviving Corporation, which consent shall not be unreasonably withheld. The failure of the Principal Stockholder to notify Buyer under this
Section 9.03(a) shall not relieve Buyer of its indemnification obligations
        -------
hereunder except to the extent such failure shall have adversely prejudiced
Buyer.

     (b) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne equally by Buyer and the Principal

Stockholder, on behalf of the Stockholders. The party that is required by applicable law to make the filings, reports, or returns with respect to any such Taxes and fees shall do so, and the other party shall cooperate with respect thereto as necessary.

     (c) All Returns required to be filed after the Closing Date with respect to TISM, the Surviving Corporation, the Company or the Subsidiaries with respect to any Pre-Closing Tax Period, including those required to be filed with respect to the S short year (as defined in Section 1362(e) of the Code) of TISM, will be filed by the Surviving Corporation when due (taking into account any extension of a required filing date) and will be prepared in a manner consistent with past practices of TISM, the Company and the Subsidiaries and based on substantial authority, to the extent not inconsistent with the Code and the applicable regulations thereunder or any similar provision under local law; provided that the Principal Stockholder on behalf of the Stockholders shall have the right to review and approve all such Returns, which approval shall not be unreasonably withheld.

     (d) Buyer shall promptly pay or cause to be paid to the Principal Stockholder for distribution to the former stockholders of TISM as part of the Merger Consideration all refunds of Taxes (except to the extent such refund is (i) generated by carrybacks of Tax benefit items attributable to a Post-Closing Tax Period or (ii) included in the calculation of Final Capitalization Amount), received by Buyer any Affiliate of Buyer, TISM, the Surviving Corporation, the Company, or any Subsidiary attributable to Taxes paid by the Stockholders, TISM, the Company or any Subsidiary with respect to any Pre-Closing Tax Period, provided, however, that to the extent such refund is later disallowed, the Principal Stockholder shall, on behalf of the Stockholders, pay to Buyer an amount equal to the amount of such disallowance.

     (e) Buyer shall promptly pay, upon actual realization, to the Principal Stockholder for distribution to the former stockholders of TISM as part of the Merger Consideration amounts equal to the amounts by which the total Tax liability of TISM, the Surviving Corporation, the Company or any Subsidiary is reduced as a result of Tax deductions or other Tax benefits resulting from payments made on the Closing Date with respect to Company Transaction Expenses. If any such Tax deduction or Tax benefit is subsequently adjusted or disallowed by any Taxing Authority, the Principal Stockholder shall, on behalf of the Stockholders, pay to Buyer the amount of such adjustment or disallowance.

     (f) Buyer agrees that it will not cause or permit TISM, the Surviving Corporation, the Company, any Subsidiary or any Affiliate of the foregoing to claim a deduction in any Post-Closing Tax Period with respect to rents or deemed prepaid rents with respect to office space in a building referred to as Phase 5 in a certain 1998 Internal Revenue Service Closing Agreement in Final Determination Covering Specific Matters with TISM, Inc. and Subsidiaries, a copy of which has been provided to Buyer.

     Section 9.04. Cooperation on Tax Matters. (a) Buyer and the Principal Stockholder agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to TISM, the Surviving Corporation, the Company and the Subsidiaries as is reasonably necessary for the filing of any return, for the preparation for any Tax audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed Tax adjustment. Buyer and the Principal Stockholder agree, except in the ordinary course of business consistent with past practices, to retain or cause to be retained all books and records pertinent to TISM, the Surviving Corporation, the Company and the Subsidiaries until the applicable period for assessment under applicable law (giving effect to any and all extensions or waivers) has expired, and to abide by or cause the abidance with all record retention agreements entered into with any Taxing Authority. Buyer agrees to cause TISM, the Surviving Corporation, the Company and the Subsidiaries to give the Principal Stockholder reasonable notice prior to transferring, discarding or destroying any such books and records relating to Tax matters, except in the ordinary course of business consistent with past practices, and, if the Principal Stockholder so requests, Buyer agrees to cause TISM, the Surviving Corporation, the Company and the Subsidiaries to allow the Principal Stockholder to take possession of such books and records. Buyer and the Principal Stockholder shall cooperate with each other in the conduct of any audit or other proceedings involving TISM, the Surviving Corporation, the Company and the Subsidiaries for any Tax purposes and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this subsection.

     (b) Buyer and the Principal Stockholder further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder or any similar provision under local law.

     Section 9.05. Indemnification. (a) Except to the extent a reserve therefor is included in the calculation of the Final Capitalization Amount, Buyer, TISM, the Surviving Corporation, the Company or any Subsidiary shall be indemnified against and held harmless from any (i) Tax of TISM, the Surviving Corporation, the Company or the Subsidiaries with respect to any Pre-Closing Tax Period, (ii) liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), arising out of or incident to the imposition, assessment or assertion of any Tax described in clause (i), including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such Tax, in each case incurred or suffered by Buyer, any of its Affiliates, TISM, the Surviving Corporation, the Company or any of the Subsidiaries and
(iii) Damages incurred or suffered by Buyer, and, after the Effective Time the Surviving Corporations, and any of their respective Affiliates arising out of any breach of any covenant or agreement provided in Section 9.04 (the amounts
                                                            ----
referred to in clauses (i), (ii) and (iii) are collectively referred to as a "LOSS"); provided that Loss shall not include any Tax of TISM, the Surviving Corporation, the Company or the Subsidiaries arising as a result of the assumption of liabilities in excess of basis by the Company or any Subsidiary.

     (b)  If the indemnification obligation under this Section 9.05 arises in
                                                               ----
respect of an adjustment which makes allowable to Buyer, any of its Affiliates or, following the Effective Time, the Surviving Corporation, the Company or any Subsidiary, any deduction, amortization, exclusion from income or other allowance which produces an actually realized reduction in such Person's Tax liability (such reduction, a "TAX BENEFIT") which would not, but for such adjustment, be allowable, then Buyer shall pay to the Principal Stockholder the amount of such Tax Benefit when it is actually realized by such Person.

     (c)  Any payment pursuant to this Section 9.05 shall be made not later than
                                               ----
30 days after receipt by the Principal Stockholder and the Escrow Agent of written notice from Buyer stating that any Loss has been paid by Buyer, any of its Affiliates or, following the Effective Time, the Surviving Corporation, the Company or any Subsidiary and the amount thereof and of the indemnity payment requested and the resolution of any dispute relating thereto; provided, that, following the termination of the Escrow Account, such notice need be made only to the Principal Stockholder; and provided, further, that if and to the extent any indemnification payments are made from the Escrow Account in respect of indemnification obligations pursuant to this Section 9.05, (i) the maximum aggregate limitation amount specified in clause (ii) of the first proviso of
Section 12.02(a) shall automatically be deemed to be increased by the aggregate amount of such indemnification payments and (ii) the Principal Stockholder will directly indemnify Buyer and its Affiliates with respect to any other claims for indemnification under Section 12.02(a) without regard to the limitation contained in clause (ii) of said first proviso of Section 12.02(a) to the extent of such indemnification payments from the Escrow Account pursuant to this
Section 9.05. The immediately preceding proviso is not intended and shall not be construed to affect the limitations or recovery contained in clause (i) of the first proviso of Section 12.02(a).

     (d) If any claim or demand in respect of which indemnity may be sought pursuant to this Section 9.05 is asserted in writing against Buyer, any of its
                         ----
Affiliates or, following the Effective Time, the Surviving Corporation, the Company or any Subsidiaries, Buyer shall give prompt notice to the Principal Stockholder of such claim or demand, and shall give the Principal Stockholder such information with respect thereto as the Principal Stockholder may reasonably request. The Principal Stockholder may discharge, at any time, the indemnification obligation under this Section 9.05 by causing the Escrow Agent
                                              ----
pursuant to the Escrow Agreement to pay or, following the termination of the Escrow Account, by paying directly, to Buyer the amount of the applicable Loss, calculated on the date of such payment. The Principal Stockholder may, at his expense, participate in and, upon notice to Buyer and upon his acknowledgment, on behalf of the Stockholders, of liability for such Loss, assume the defense of any such claim, suit, action, litigation or proceeding (including any Tax audit). If the Principal Stockholder assumes such defense, Buyer shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Principal Stockholder. Whether or not the Principal Stockholder chooses to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. Moreover, the parties hereto agree to cooperate generally with respect to matters relating to Taxes of TISM, the Surviving Corporation, the Company or the Subsidiaries with respect to any Pre-Closing Tax Period; specifically, Buyer and the Principal Stockholder will notify each other of any Taxing Authority communications with respect to such Taxes. Buyer shall not settle any liability for Tax for a Pre-Closing Tax Period for which the Principal Stockholder has agreed to indemnify Buyer, TISM, the Surviving Corporation, the Company, or any Subsidiary without the consent of the Principal Stockholder, which consent shall not be unreasonably withheld. The failure of Buyer to notify the Principal Stockholder under this Section 9.05(d) shall not
                                                             -------
relieve the Principal Stockholder of its indemnification obligations hereunder except to the extent such failure shall have adversely prejudiced the Principal Stockholder.

     Section 9.06. Payments Under Article 9. Any payment required to be paid by Buyer pursuant to this Article 9 shall be paid to the Principal Stockholder for distribution to the Stockholders as part of the Merger Consideration.

                                  ARTICLE 10

                               Employee Benefits

     Section 10.01. Employee Benefits Definitions. The following terms, as used herein, have the following meanings:

     "BENEFIT ARRANGEMENT" means each employment, severance or similar contract or arrangement (whether written or oral) or any plan, policy, fund, program or arrangement (whether written or oral) providing for bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is not an Employee Plan,
(ii) is entered into, maintained, administered or contributed to, as the case may be, by TISM, any of its Affiliates or the Company or any Subsidiary and
(iii) covers any one or more current or former employees (or dependent or beneficiary thereof) of the Company or any Subsidiary.

     "DEFERRED COMPENSATION PLANS" means, collectively, the Domino's Pizza, Inc. Second Amended and Restated Executive Deferred Compensation Plan and the Domino's Pizza, Inc. Second Amended and Restated Managerial Deferred Compensation Plan.

     "EMPLOYEE PLAN" means each "employee benefit plan", as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by TISM, any of its Affiliates or the Company or any Subsidiary and (iii) covers any one or more current or former employees (or dependent or beneficiary thereof) of TISM, the Company or any Subsidiary.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

     "ERISA AFFILIATE" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

     Section 10.02. ERISA Representations. Except as set forth in Schedule 10.02, TISM represents and warrants to Buyer as of the date hereof and as of the
-----
Closing Date that:

     (a)  Schedule 10.02(a) identifies each material Employee Plan.  TISM has
                   --------
made available to Buyer copies of each such Employee Plan (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto). No Employee Plan is subject to Title IV of ERISA, nor has the Company, nor any past or present ERISA Affiliate, maintained or been required to contribute to any employee benefit plan subject to Title IV of ERISA.

     (b) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and, to the Knowledge of TISM, there has been no event since the date of such determination which would adversely affect such qualification; each trust created under any such plan has been determined by the Internal Revenue Service to be exempt from Tax under Section 501(a) of the Code and, to the Knowledge of TISM, there has been no event since the date of such determination which would adversely affect such exemption. TISM has provided Buyer with the most recent determination letter of the Internal Revenue Service relating to each such Employee Plan. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for such matters as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

     (c)  Schedule 10.02(c) identifies each material Benefit Arrangement. TISM
                   --------
has furnished to Buyer copies or descriptions of each such Benefit Arrangement (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof. Except for such matters as, individually or in the aggregate, have not had and would not be reasonably expected to have a Material Adverse Effect, each Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations.

     (d)  Except as set forth in Schedule 10.02(d), the Company, TISM and each
                                          --------
Subsidiary has no current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of TISM, the Company or any Subsidiary, except as required to avoid excise Tax under Section 4980B of the Code.

     (e)  Except as set forth in Schedule 10.02(e), no employee or former
                                          --------
employee of TISM, the Company or any of its ERISA Affiliates will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit solely as a result of the transactions contemplated hereby.

     Section 10.03. Maintenance of Employee Benefits. (a) For a period of two years from the Closing Date, Buyer agrees that the Surviving Corporation will, or will cause the Company and each Subsidiary to, continue to maintain employee and retiree compensation and benefit plans, programs, arrangements and policies for the benefit of employees of TISM, the Company and each Subsidiary which provide compensation and benefits that are substantially comparable, in the aggregate, to those provided by TISM, the Company or any Subsidiary, if applicable, for the benefit of such employees immediately prior to the Closing Date. Buyer agrees that the Surviving Corporation will, or will cause the Company and each Subsidiary to, give employees of the Company and each Subsidiary full credit for purposes of eligibility, vesting and benefit accrual under any such plans or arrangements maintained by TISM, the Company or any Subsidiary, if applicable, pursuant to this Section 10.03 for such employees'
                                                    -----
service recognized for such purposes under the Employee Plans and Benefit Arrangements.

     (b) Without limiting the generality of the foregoing, for a period of two years from the Closing Date, Buyer agrees that the Surviving Corporation will, or will cause the Company and each Subsidiary to, provide deferred compensation benefits to employees of TISM, the Company and each Subsidiary no less favorable than those provided to such employees pursuant to the Deferred Compensation Plans for the most recently completed fiscal year of the Company immediately preceding the date hereof.

     Section 10.04. Employee Agreements and Change of Control. From and after the Effective Time, Buyer agrees that the Surviving Corporation will, or will cause to the Company and each Subsidiary to, honor and perform all obligations of the Company and each Subsidiary pursuant to each of the benefit plans, arrangements and employment agreements set forth on Schedules 10.02(a), 10.02(c)
                                                              --------  --------
and 10.02(e), and Buyer acknowledges and agrees that the consummation of the
    --------
transactions contemplated by this Agreement will constitute a "change of control" of the Company for purposes of all such plans, arrangements and agreements.

                                  ARTICLE 11

                           Conditions to the Merger

     Section 11.01. Conditions to Obligations of Buyer and TISM. The obligations of Buyer and TISM to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

          (b) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger .

          (c) The Surviving Corporation and the Principal Stockholder shall have entered into a stockholders' agreement substantially in accordance with the terms set forth in Exhibit D hereto.

     Section 11.02. Conditions to Obligations of Buyer. The obligations of Buyer to consummate the Merger are subject to the satisfaction of the following further conditions:

          (a) (i) TISM and the Principal Stockholder shall have performed in all material respects all of their respective obligations hereunder required to be performed by them on or prior to the Closing Date, (ii) the representations and warranties of TISM contained in this Agreement and in any certificate or other writing delivered by TISM pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date and (iii) Buyer shall have received a certificate signed by the chief financial officer of TISM to the foregoing effect.

          (b) TISM shall have delivered a certification to the effect that (i) TISM is not nor has it been within 5 years of the date hereof a "United States real property holding corporation" as defined in Section 897 of the Code and (ii) it shall comply with Internal Revenue Service filing requirements with respect thereto.

          (c) Each Stockholder shall have delivered a correct taxpayer identification number on a substitute Form W-9 indicating thereon that he or she is not subject to backup withholding on income earned on any amount received hereunder.

          (d) Buyer shall have received an opinion of Davis Polk & Wardwell, special counsel to TISM, in form and substance reasonably satisfactory to Buyer.

          (e) Buyer shall have received an opinion of Pear Sperling Eggan & Muskovitz, PC, Michigan counsel to TISM, in form and substance reasonably satisfactory to Buyer.

          (f) The funds in an amount at least equal to the Required Amounts shall have been provided to Buyer and its subsidiaries and/or Borrower Subsidiary (i) as contemplated by the Financing Agreements on the terms and conditions of the Financing Agreements and on such additional terms and conditions as may be reasonably satisfactory to Buyer or (ii) from other sources on terms and conditions identical to or more favorable than the terms and conditions of the Financing Agreements and on such additional terms and conditions as may be reasonably satisfactory to Buyer.

          (g) (i) TISM shall have delivered to Buyer on or prior to October 22, 1998 the audited consolidated balance sheet of TISM and its subsidiaries as of December 28, 1997 and the related audited consolidated statements of income and cash flows of TISM and its subsidiaries for the year ended December 28, 1997, together with the notes thereto and unqualified (except as set forth in Schedule 11.02(g)) report thereon of
                                                  --------
     Arthur Andersen & Co. (the "Year End Audited TISM Financials"), together with a certificate, signed by the chief financial officer of TISM to the effect that such Year End Audited TISM Financials fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as set forth in Schedule 4.08), the consolidated
                                                       ----
     financial position of TISM and its subsidiaries as of the date thereof and their consolidated results of operations and cash flows for the periods then ended; and (ii) the Year End Audited TISM Financials shall not differ in any material respect from the Year End Unaudited TISM Financials.

     Section 11.03. Conditions to Obligations of TISM and the Principal Stockholder. The obligations of TISM and the Principal Stockholder to consummate the Merger are subject to the satisfaction of the following further conditions:

          (a) (i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date and (iii) TISM shall have received a certificate signed by a vice president of Buyer to the foregoing effect.

          (b) TISM shall have received a copy of the solvency opinion addressed to JPMSI and Morgan pursuant to the Financing Agreements or any replacement financing, together with a letter authorizing TISM's reliance thereon as if such opinion were addressed to TISM, which opinion and letter shall be reasonably satisfactory to TISM.

          (c) TISM shall have received an opinion of Ropes & Gray, counsel to Buyer, in form and substance reasonably satisfactory to TISM.

          (d) TISM shall have received an opinion of Honigman Miller Schwartz and Cohn, special Michigan counsel to Buyer, in form and substance reasonably satisfactory to TISM.


                                  ARTICLE 12

                           Survival; Indemnification

     Section 12.01. Survival. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate delivered pursuant hereto or in connection herewith shall survive the Merger until one year after the Closing Date; provided that (i) the representations and warranties contained in the first sentence of Section 4.01,
                                                                          ----
the first sentence of Section 4.07 and the first sentence of Section 5.01,
                              ----                                   ----
Sections 4.02, 4.05, 4.06, 4.07(b), 5.02, 5.08, 5.09 and 5.10, and in any
         ----  ----  ----  -------  ----  ----  ----     ----
certificate delivered pursuant hereto with respect to such Sections shall survive indefinitely, (ii) the representations and warranties contained in
Section 10.02 shall survive the Merger until three years after the Closing Date,
        -----
(iii) the covenants, agreements, representations and warranties contained in
Article 9 shall survive until the 30th day following the expiration of the
        -
statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation, or extension thereof), (iv) the covenants contained herein (other than Sections 6.01, 6.02, 6.03, 6.05, 6.06, 6.07, 6.08, 6.09,
6.10, 7.03, 7.04, 7.05, 7.06 and 7.07) shall survive indefinitely, (v) the covenant contained in Section 6.04 shall survive for the period of time set forth therein and (vi) each misrepresentation constituting fraud by TISM or the Principal Stockholder shall survive indefinitely. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

     Section 12.02. Indemnification. (a) The Principal Stockholder hereby indemnifies Buyer and after the Effective Time, the Surviving Corporation, and their Affiliates against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("DAMAGES") incurred or suffered by Buyer or any of its Affiliates arising out of any inaccuracy in or breach of any representation or warranty or any breach of covenant or agreement made or to be performed by the Principal Stockholder or, at or prior to the Effective Time, by TISM contained in this Agreement or in any certificate or other writing delivered pursuant hereto (other than those contained in Article
9); provided that with respect to Damages arising out of any misrepresentation under this Agreement (i) there shall be no indemnification under this Section 12.02(a) unless the aggregate amount of Damages with respect to all such
--------
misrepresentations (determined without regard to any materiality qualification contained in any misrepresentation giving rise to the claim for indemnity hereunder) exceeds $2,000,000 and then only to the extent of such excess and
(ii) subject to Section 9.05(c), the maximum aggregate indemnification under this Section 12.02(a) shall not exceed the funds in the Escrow Account and
             --------
provided further, that the immediately preceding proviso shall not apply to any Damages with respect to (i) a misrepresentation under the first sentence of
Section 4.01, the first sentence of Section 4.07, Sections 4.02, 4.05, 4.06,
        ----                                ----           ----  ----  ----
4.07(b), 4.11 or 4.19 or Article 10, (ii) a breach of covenant hereunder or
-------  ----    ----            --
(iii) a misrepresentation constituting fraud by TISM or the Principal
Stockholder.

     (b) Buyer hereby indemnifies TISM, the Stockholders and their respective Affiliates against and agrees to hold each of them harmless from any and all Damages incurred or suffered by TISM, any Stockholder or any of their respective Affiliates arising out of any inaccuracy in or breach of any representation or warranty or any breach of covenant or agreement made or to be performed by Buyer contained in this Agreement or in any certificate delivered pursuant hereto (other than those contained in Article 9); provided that with respect to Damages
                                       -
arising out of any misrepresentation under this Agreement (i) Buyer shall not be liable under this Section 12.02(b) unless the aggregate amount of Damages with
                          --------
respect to all such misrepresentations (determined without regard to any materiality qualification contained in any misrepresentation giving rise to the claim for indemnity hereunder) exceeds $2,000,000 and then only to the extent of such excess and (ii) Buyer's maximum liability under this Section 12.02(b) shall
                                                                  --------
not exceed the funds in the Escrow Account, and provided further, that the immediately preceding proviso shall not apply to any Damages with respect to (i) a misrepresentation under the first sentence of Section 5.01,
                                                                       ----
Sections 5.02, 5.08 or 5.10 or (ii) a misrepresentation constituting fraud by
         ----  ----
Buyer or an Affiliate of Buyer.

     Section 12.03.  Procedures.  (a) The party seeking indemnification under
Section 12.02 (the "INDEMNIFIED PARTY") agrees to give prompt notice to the
        -----
party against whom indemnity is sought, or, in the case of an indemnity sought by Buyer, to the Principal Stockholder (the "INDEMNIFYING PARTY"), of the assertion of any claim, or the commencement of any suit, action or proceeding, by a third party ("THIRD PARTY CLAIM") in respect of which indemnity may be sought under such Section and will provide the Indemnifying Party such information with respect thereto that the Indemnifying Party may reasonably request. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have adversely prejudiced the Indemnifying Party.

     (b)  The Indemnifying Party shall be entitled to participate in the defense of any Third Party Claim at its own expense. If, within 30 days of its receipt of the notice called for in 12.03(a) above, the Indemnifying Party
                                    --------
delivers a written notice to the Indemnified Party acknowledging its liability to indemnify the Indemnified Party against any and all Damages that the Indemnified Party might incur in respect of such Third Party Claim (subject only to the $2,000,000 deductible provided in Section 12.02(a) or (b), as
                                                 --------
applicable), then, subject to the limitations set forth in this Section, the Indemnifying Party shall be entitled to control and appoint lead counsel for such defense, in each case at the expense of the Indemnifying Party. Prior to the receipt of the written notice from the Indemnifying Party called for in the preceding sentence, the Indemnified Party may take, but shall not be obligated to take, any action it considers reasonably necessary or desirable in conducting such defense.

     (c)  If the Indemnifying Party shall assume the control of  the defense of any Third Party Claim in accordance with the provisions of this Section 12.03, (i) the Indemnifying Party shall obtain the prior written consent of the
-----
Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of such Third Party Claim, if the settlement does not release the Indemnified Party from all liabilities and obligations with respect to such Third Party Claim or the settlement imposes injunctive or other equitable relief against the Indemnified Party and (ii) the Indemnified Party shall be entitled to participate in the defense of such Third Party Claim and to employ separate counsel of its choice for such purpose. The fees and expenses of such separate counsel shall be paid by the Indemnified Party.

     (d) Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

     Section 12.04. Calculation of Damages. (a) The amount of any Damages payable under Section 12.02 shall be net of any (i) amounts recovered and
                      -----
premium adjustments or detriments incurred by the Indemnified Party under applicable insurance policies, and (ii) Tax Benefit realized by the Indemnified Party arising from the incurrence or payment of any such Damages calculated in accordance with the principles of Section 9.05(b).
                                          -------
     (b)  The Indemnifying Party shall not be liable under Section 12.02 for
                                                                   -----
any (i) Damages relating to any matter to the extent that there is included in the calculation of the Final Capitalization Amount a specific liability or reserve relating to such matter or (ii) exemplary or punitive Damages (other than exemplary or punitive Damages owed to a third party).

     Section 12.05. Assignment of Claims. If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Damages pursuant to Section
12.02 and the Indemnified Party could have recovered all or a part of such
-----
Damages from a third party (a "POTENTIAL CONTRIBUTOR") based on the underlying Claim asserted against the Indemnifying Party, the Indemnified Party shall assign such of its rights to proceed against the Potential Contributor as are necessary to permit the Indemnifying Party to recover from the Potential Contributor the amount of such payment.

     Section 12.06. Other Indemnification. (a) The Principal Stockholder, on behalf of the Stockholders, hereby indemnifies Buyer and, after the Effective Time, the Surviving Corporation, and their Affiliates against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (excluding all attorneys' fees (other than costs of collection) and expenses and exemplary or punitive damages (other than exemplary or punitive Damages owed to a third party), but including, without limitation, all loss of earnings that would otherwise have been achieved and all mitigation expenses incurred to avoid such loss of earnings determined by any court of competent jurisdiction) ("PHASE CHANGE DAMAGES") incurred or suffered by Buyer or any of its Affiliates arising out of or relating to any matter that has been alleged or may be alleged in the patent infringement claim filed by R.G. Barry Corporation and Vesture Corporation against the Company and Phase Change Laboratories, Inc. in the U.S. District Court for the Middle District of North Carolina (including without limitation any relief that may be granted in respect of any such matter in such litigation or any other litigation relating to any such matter). Buyer may, at its option, elect to have all or a portion of any payment required to be made to Buyer or its Affiliates under this Section made out of the funds in the Escrow Account.

     (b) The Principal Stockholder shall be entitled to participate in the defense of the above-referenced matters at his own expense. Prior to the Effective Time, TISM shall control such defense; provided that TISM shall obtain the prior written consent of Buyer (which shall not be unreasonably withheld) before entering into any settlement of such matters. Following the Effective Time the Surviving Corporation shall control such defense; provided, that the Surviving Corporation shall obtain the prior written consent of the Principal Stockholder (which shall not be unreasonably withheld) before entering into any settlement of such matters. Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of such matters and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

     (c) The amount of any Phase Change Damages payable under this Section shall be net of (i) any amounts (other than in respect of attorneys fees) recovered by the Buyer, its Affiliates or the Surviving Corporation pursuant to the indemnity from Phase Change Laboratories, Inc., (ii) any amounts recovered and premium adjustments or other detriments incurred by Buyer, its Affiliates or the Surviving Corporation under applicable insurance policies and (iii) any Tax Benefit realized by Buyer, its Affiliates or the Surviving Corporation arising from the incurrence or payment of any such Phase Change Damages calculated in accordance with the principles of Section 9.05(b).
                                          -------

     (d) For the avoidance of doubt, it is agreed that the indemnity provided by this Section 12.06 (i) is not pursuant to Section 12.02(a), (ii) is not subject to any deductible or cap and (iii) is not subject to the procedures set forth in Section 12.03.

     Section 12.07. Exclusivity. Except for rights and claims arising under the express terms of this Agreement, each party hereto on behalf of itself and its Affiliates waives and agrees not to assert any rights or claims that such party or any of its Affiliates may now or hereafter have against any other party or any of such other party's Affiliates, whether in law or equity, relating to TISM, the Company, any of the Subsidiaries, or any of the transactions contemplated hereby. The rights and claims waived and covenanted not to be asserted by means of the preceding sentence include, without limitation, all the following claims except to the extent they arise under an express representation, warranty, covenant, or agreement contained within this Agreement or any certificate delivered pursuant to this Agreement: (i) claims for contribution or other rights of recovery arising out of or relating to any Environmental Law; (ii) claims under applicable securities and blue sky laws; (iii) claims for breach of contract, breach of representation or warranty, negligent misrepresentation, or fraud; and
(iv) all other claims for breach of duty. After the Effective Time, Sections
9.05 and 12.02 will provide the exclusive remedy for any inaccuracy in or
----     -----
violation of any express representation, warranty, covenant or agreement (other than those contained in Sections 2.06, 6.04, 6.12, 7.03 and 12.06) contained in
                                 ----  ----  ----  ----
this Agreement or in any certificate delivered pursuant to this Agreement. The Principal Stockholder waives and agrees not to assert any right or claim of any kind (including, without limitation, any director's or officer's indemnification or similar claim) that the Principal Stockholder now or hereafter may have against TISM, the Company, any of the Subsidiaries, or any of their respective officers, directors, or Affiliates by reason of any actual or claimed inaccuracy in or violation of any representation, warranty, covenant or agreement of TISM expressly set forth in this Agreement or in any certificate delivered pursuant to this Agreement.

     Section 12.08.  Escrow Account.    (a) Any payment required to be made to
Buyer or any of its Affiliates under this Article 12 shall be subject to Section 14.11.
-----

     (b)  Any payment required to be made by Buyer pursuant to this Article 12
                                                                            --
shall be paid to the Principal Stockholder for distribution to the Stockholders as part of the Merger Consideration.


                                  ARTICLE 13

                                  Termination

     Section 13.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Effective Time:

            (a)  by mutual written agreement of TISM and Buyer;

            (b) by either TISM or Buyer if the Merger shall not have been consummated on or before January 15, 1999; provided that the party seeking to exercise such right is not then in material breach of any representation, warranty, covenant or agreement under this Agreement;

            (c) by either TISM or Buyer if the other party is in material breach of any representation, warranty, covenant or agreement of such party under this Agreement; or

          (d) by either TISM or Buyer if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

The party desiring to terminate this Agreement pursuant to clauses 13.01(b),
                                                                   --------
13.01(c) or 13.01(d) shall give notice of such termination to the other party.
--------    -------

     Section 13.02. Effect of Termination. If this Agreement is terminated as permitted by Section 13.01, such termination shall be without liability of
                     -----
either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that in the case of a (i) failure of either party to fulfill a condition to the performance of the obligations of the other party, (ii) failure of either party to perform a covenant of this Agreement or (iii) breach as of the date hereof by either party hereto of any representation or warranty contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. Subject to the foregoing, the provisions of Sections 7.01, 14.03, 14.05, 14.06 and 14.07 and the
                       ----  -----  -----  -----     -----
Confidentiality Agreement shall survive any termination hereof pursuant to
Section 13.01.
        -----

                                  ARTICLE 14

                                 Miscellaneous

     Section 14.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

     if to Buyer, to:

          TM Transitory Merger Corporation
          Two Copley Square
          Boston, Massachusetts 02116
          Attention:  Andrew Balson
          Fax:  617-572-3274

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

          with a copy to:

          Ropes & Gray
          One International Place
          Boston, Massachusetts 02110
          Attention:  Newcomb Stillwell
          Fax:  617-951-7050

     if to TISM or to the Principal Stockholder, to:

          TISM, Inc.
          30 Frank Lloyd Wright Drive
          P.O. Box 997
          Ann Arbor, Michigan 48106-0997
          Attention: Thomas S. Monaghan
          Fax: 734-663-7922

          with a copy to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York  10017
          Attention: Dennis S. Hersch
          Fax:  (212) 450-4800

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     Section 14.02. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

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

     Section 14.03. Expenses. Except as expressly provided otherwise in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     Section 14.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto; provided, however, that no consent shall be required for any assignment or other transfer by the Buyer or the Surviving Corporation in connection with granting a security interest to any lender or in connection with the sale or other disposition of all or substantially all of the business of TISM and its Subsidiaries, whether through a sale of assets, sale of stock, merger, consolidation or other transaction.

     Section 14.05. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

     Section 14.06. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Each party agrees that service of process on such party as provided in Section 14.01 shall be deemed effective service of process on such
                    -----
party.

     Section 14.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 14.08. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon

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

the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Subject to Section 14.04 and except for the rights of Buyer's Affiliates
                           -----
and the Principal Stockholder's Affiliates under Articles 9 and 12, no provision
                                                          -
of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     Section 14.09. Entire Agreement. This Agreement, together with the Disclosure Schedule, the Escrow Agreement, the Lease Agreement and the Confidentiality Agreement, constitute the entire agreement between the parties or their Affiliates with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties or their Affiliates with respect to the subject matter of this Agreement.

     Section 14.10. Captions, Etc. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. As used in this Agreement, the term "including" shall mean "including, without limitation."

     Section 14.11. Limitation on Remedies. (a) Notwithstanding anything else contained herein, after the Closing Date, except as provided in Sections 6.12,
9.05 or 12.06, all claims of Buyer and its Affiliates and, after the Closing Date, TISM, the Company and the Subsidiaries, for any payment or indemnification under Section 9.05 or under Section 12.02(a) with respect to (i) a
              ----                  --------
misrepresentation under the first sentence of Section 4.01, the first sentence of Section 4.07(a) or Sections 4.02, 4.05, 4.06, 4.07(b), 4.11 or 4.19 or
                               ----  ----                 ----    ----
Article 10, (ii) a breach of a covenant hereunder or (iii) a misrepresentation
        --
constituting fraud by TISM or the Principal Stockholder, shall be satisfied first out of amounts in the Escrow Account, and thereafter by the Principal Stockholder.

     (b) Notwithstanding anything else contained herein but subject to Section 14.11(a), after the Closing Date all other claims of Buyer and its Affiliates and, after the Closing Date, TISM, the Company and the Subsidiaries for any payment or indemnification under this Agreement (pursuant to Sections 2.06,
                                                                      ----
12.02(a) or otherwise) shall be satisfied solely out of amounts in the Escrow
--------
Account and the sole remedy in respect thereof shall be against the funds in such account.

     Section 14.12. Disclosure Schedules. The parties acknowledge and agree that (i) the Disclosure Schedules to this Agreement may include certain items and information solely for informational purposes for the convenience of Buyer and (ii) the disclosure by TISM of any matter in the Disclosure Schedules shall not be deemed to constitute an acknowledgment by TISM that the matter is required to be disclosed by the terms of this Agreement or that the matter is material.

     Section 14.13. Cooperation on Certain Matters. The parties hereto agree to cooperate to take such steps as may be reasonably necessary or advisable, including the amendment of this Agreement, to implement the transactions contemplated by Section 8.06; provided, that the parties shall not be obligated
                        ----
to take any action that would result in any change in the aggregate amount of the Merger Consideration payable hereunder or any of the other material terms or conditions hereof.

     Section 14.14. Timeliness of Performance. The parties hereto acknowledge and agree that time is of the essence in the performance of the provisions of this Agreement.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                             TM TRANSITORY MERGER CORPORATION


                                             By: /s/ Mitt Romney
                                                 ----------------------------
                                                 Name:  Mitt Romney
                                                 Title: President



                                             TISM, INC.


                                             By: /s/ Thomas S. Monaghan
                                                 ----------------------------
                                                 Name:  Thomas S. Monaghan
                                                 Title: Chairman and CEO


                                             /s/ Thomas S. Monaghan
                                             --------------------------------
                                             THOMAS S. MONAGHAN,
                                             Individually and as Trustee


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